THE ABBEY GROUP

May 11, 2011

NeoStem, Inc.
420 Lexington Avenue, Suite 450
New York, NY 10170

VIA FEDEX

Re: Riverside Technology Center, Cambridge, MA
Lease Between Rivertech Associates II, LLC and NeoStem, Inc.
Landlord's Consent to Seaside Therapeutics, Inc. Sublease

Dear Tenant:

Reference is made to your Lease for certain space at 840 Memorial Drive, Cambridge, MA (Riverside Technology Center) dated as of September 1, 2009 (herein, the "Lease").

Landlord has received a fully executed sublease agreement between Tenant and Seaside Therapeutics, Inc. dated May 5, 2011 for a portion of the Premises. Landlord consents to the sublease under Section 12 of the Lease.

Rivertech Associates II, LLC

By: /s/ Marc Kolpsen

cc: Alan Goodman
Christopher Tsouros, Esq.

575 Boylston Street
Boston, Massachusetts
02116
617 266-8860
Fax 617 266-7424

SUBLEASE

THIS SUBLEASE (hereinafter referred to as the **"Sublease"**) is made as of the 5th day of May 2011 between **NEOSTEM, INC.**, a Delaware corporation having its principal office at 420 Lexington Avenue, Suite 450, New York City, New York 10170 (hereinafter referred to as **"Sublandlord"**) and **SEASIDE THERAPEUTICS, INC.**, a Delaware corporation having its principal office at 840 Memorial Drive, Fifth Floor, Cambridge, Massachusetts 02139 (hereinafter referred to as **"Subtenant"**).

WITNESSETH:

WHEREAS, pursuant to the Riverside Technology Center Commercial Lease dated September 1, 2009 between RIVERTECH ASSOCIATES II, LLC, as landlord (hereinafter referred to as **"Landlord"**), and Sublandlord, as tenant, (hereinafter referred to the **"Main Lease"**), Sublandlord is the tenant of certain premises consisting of a portion of the fourth (4th) floor (hereinafter referred to as the **"Demised Premises"**) in the building located at 840 Memorial Drive, Cambridge, Massachusetts 02139 (hereinafter referred to as the **"Building"**) a diagram of the Demised Premises consisting of the Office/Laboratory space is outlined in dark black lines (including the cross hatched area) as set forth on **Exhibit A** attached hereto and made a part of this Sublease with the right in common with others in the Building to use common areas of the Building as are designated by the Landlord as provided in the Main Lease; and

WHEREAS, Sublandlord wishes to sublease to Subtenant and Subtenant wishes to sublet from Sublandlord a portion of the Demised Premises consisting of a portion of fourth (4th) floor (hereinafter referred to as the **"Sublet Premises"**) a diagram of which is the cross hatched area as set forth on **Exhibit A** and which the parties hereto agree shall be deemed to consist of approximately 3,500 rentable square feet, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the rental payments to be made hereunder by Subtenant to Sublandlord and the mutual consideration hereinafter set forth, Sublandlord and Subtenant hereby covenant and agree as follows:

1. <u>SUBLEASING</u>

A. Sublandlord does hereby sublease to Subtenant, and Subtenant does hereby hire and take from Sublandlord, the Sublet Premises for the term and on the conditions hereinafter set forth, and subject to all the terms, covenants and provisions of the Main Lease, except as otherwise herein provided. Parking spaces in the Building shall not be considered part of the Sublet Premises, however, pursuant to Section 16 of the Main Lease, Sublandlord has been granted, at current rates (which may be increased from time to time to reflect market increases), the right by the Landlord to park up to twelve (12) cars in the Building's on-site indoor parking lot or facility on an unassigned and unreserved basis, in single or tandem spaces or on a valet basis which Landlord in its sole discretion shall designate from time to time. In connection with

this Sublease, subject to the terms and conditions of this Sublease, Sublandlord assigns to Subtenant Sublandlord's right to park up to six (6) cars in the Building's on-site indoor parking lot or facility on the same basis and on the same terms and conditions applicable to Sublandlord as if Sublandlord had such parking spaces. Subtenant's right to use up to six (6) of Sublandlord's unassigned and unreserved parking spaces may not be assigned, sublet or transferred in any way by Subtenant except in conjunction with a permitted assignment or subletting hereunder. Subtenant shall deal directly with the Landlord regarding the parking rates for such parking spaces, the location of such parking spaces, if any, and payment mechanism by Subtenant to Landlord for such parking spaces with Sublandlord having no obligation of any kind to assist or otherwise arrange for such parking spaces on behalf of the Subtenant. To the extent that Landlord invoices Sublandlord for such parking spaces, such payment obligations shall be considered Additional Rent under this Sublease.

B. The term of this Sublease shall commence on the date (hereinafter referred to as the "**Sublease Commencement Date**") which is the later of (i) the date a fully executed copy of Landlord's consent, as provided for in Article 16 of this Sublease, is delivered by Sublandlord to Subtenant and (ii) June 1, 2011 and shall expire at midnight on August 31, 2012, or such earlier date on which this Sublease may expire or be cancelled or terminated pursuant to its terms or as provided by law (hereinafter referred to as the "**Sublease Expiration Date**"). When the Sublease Commencement Date has occurred and been established, Sublandlord and Subtenant shall, within thirty (30) days of a request by Sublandlord or Subtenant, execute an agreement confirming such date as the Sublease Commencement Date. Any failure of the parties to execute such agreement shall not affect the validity of the Sublease Commencement Date, the Sublease Expiration Date or this Sublease. Notwithstanding any other term or provision of this Sublease or the Main Lease to the contrary, Subtenant expressly agrees that any option to extend the Lease Term (as defined in the Main Lease) which Sublandlord may have with regard to the Demised Premises are expressly excluded from the terms and provisions of this Sublease as it may apply to the Sublet Premises and Subtenant has no right and no option, with regard to the Sublet Premises, to extend the term of this Sublease beyond the Sublease Expiration Date.

2. RENT; SECURITY DEPOSIT

A. Subtenant covenants and agrees to pay to Sublandlord rent (herein referred to as the "**Fixed Rent**") for the Sublet Premises at the rate of $140,000 for the term of this Sublease payable by Subtenant in the amount of $9,333.34 per month (the "**Monthly Fixed Rent**") through the Sublease Expiration Date. Monthly Fixed Rent shall be payable in advance on the first day of each calendar month. Payment of the first due and payable installment of Monthly Fixed Rent shall be made upon the execution and delivery hereof by Subtenant. If the Sublease Commencement Date shall occur on a day other than the first day of a calendar month, the first month's Monthly Fixed Rent shall be apportioned to reflect the number of days (the "**Modified Monthly Period**") commencing on the Sublease Commencement Date through and including the last day of the month in which the Sublease Commencement Date occurred and Sublandlord shall within thirty (30) days of the delayed Sublease Commencement Date promptly refund to Subtenant an amount equal to the amount of Monthly Fixed Rent previously paid by Subtenant upon execution of this Sublease less an amount equal to the number of days in the Modified Monthly Period multiplied by the first month's Monthly Fixed Rent paid by Subtenant.

B. This Sublease is intended to be a triple net lease and as such Subtenant shall also be responsible for payment of its pro rata share of Operating Expenses (as defined and provided for in Section 3 of the Main Lease) which Main Lease is attached hereto as **Exhibit B** and is made a part of this Sublease, real estate taxes (as provided for in Section 3 of the Main Lease) and utilities (as provided for in Article 6 of this Sublease) in relation to the Sublet Premises. Subtenant acknowledges and agrees that Sublandlord's allocable pro rata share is 6.29% (the **"Sublandlord's Allocable Percentage"**) as that concept is used in the Main Lease to compute additional rent owed by the Sublandlord to the Landlord pursuant to the Main Lease and that Subtenant's percentage of Sublandlord's Allocable Percentage is 43.16% which will be used to compute Additional Rent (as defined below) payable by Subtenant to Sublandlord hereunder.

C. Fixed Rent (including Monthly Fixed Rent) and all other amounts payable by Subtenant to Sublandlord under the provisions of this Sublease, including but not limited to the amount set forth in Article 2(B) above and Article 2(D) below, (herein collectively referred to as the **"Additional Rent"**) shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever. Fixed Rent (including any Monthly Fixed Rent) and Additional Rent shall be paid to Sublandlord in lawful money of the United States at the address of Sublandlord set forth in Article 19 of this Sublease or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant as provided for herein. No payment by Subtenant or receipt by Sublandlord of any lesser amount than the amount stipulated to be paid pursuant to this Sublease shall be deemed other than on account of the earliest stipulated Monthly Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction, and Sublandlord may accept any check or payment without prejudice to Sublandlord's right to recover the balance due or to pursue any other remedy available to Sublandlord. Any provision in the Main Lease referring to annual base rent or additional rent incorporated herein by reference shall be deemed to refer to the Fixed Rent (and, as applicable, Monthly Fixed Rent) and Additional Rent due under this Sublease.

D. In addition to the Fixed Rent, for the period commencing on the Sublease Commencement Date, Subtenant shall pay to Sublandlord as Additional Rent, within five (5) days' after demand from Sublandlord from time to time forty three and sixteen one hundredths percent (43.16%) of (a) Operating Expenses (as defined in Section 3 of the Main Lease) payable by Sublandlord, as tenant under the Main Lease, (b) Additional Real Estate Tax Rent (as defined in Section 4 of the Main Lease) payable by Sublandlord as tenant under the Main Lease and (c) all electric utility charges (as provided in Article 6 of this Sublease) for electricity used on the Sublet Premises. Subtenant shall also pay to Sublandlord as Additional Rent, upon demand from time to time, all other amounts payable by Sublandlord to Landlord under the Main Lease allocable to the Sublet Premises and to the term of this Sublease pursuant to the provisions thereof. If Sublandlord is required by Landlord under the Main Lease to make advance payment, estimated payments or deposits of any of the foregoing amounts as it relates to the Demised Premises, Subtenant shall make 43.16% of such advance payments, estimated payments or deposits to Sublandlord consistent with the above provisions. For purposes of clarity, if, for example, during the term of the Sublease, Sublandlord becomes obligated to pay to the Landlord, pursuant to the Main Lease, Additional Rent (either for Operating Expenses or Additional Real

Estate Tax Rent) in the amount of $50,000 (and which Additional Rent represents Sublandlord's Allocable Percentage (6.29%) of Landlord's Operating Expenses and/or Additional Real Estate Tax Rent for the Building), Subtenant shall pay Sublandlord, as Additional Rent under the Sublease, $21,580 (which represents the amount of Additional Rent which Sublandlord owes to Landlord ($50,000) multiplied by Subtenant's portion (43.16%) of such amount. Sublandlord shall have the right to demand payment of any amount of such Additional Rent during the term of this Sublease or after the expiration of the term of this Sublease or the earlier termination of this Sublease.

E. If the sum of any installment or estimated payments made by Subtenant on account of any or all of the items set forth in this Article 2 exceed 43.16% of Sublandlord's share of such item(s) with respect to the Demised Premises under the Main Lease for any calendar period, Sublandlord shall refund the excess to Subtenant within ten (10) days after the amount of the excess is refunded to Sublandlord by Landlord. If the sum of any installment or estimated payments made by Subtenant on account of any or all of the items set forth in this Article 2 are less than 43.16% of Sublandlord's share of such item(s) with respect to the Demised Premises under the Main Lease for any calendar period, Subtenant shall pay the amount of such deficiency to Sublandlord within ten (10) days after demand.

F. All costs, expenses and fees other than Fixed Rent which Subtenant assumes or agrees to pay pursuant to this Sublease (including, without limitation, all costs, expenses and fees payable by Sublandlord as tenant under the Main Lease with respect to the Sublet Premises which are payable hereunder by Subtenant by their incorporation herein by reference to the Main Lease) shall be deemed Additional Rent and, in the event of non-payment, Sublandlord shall have all the rights and remedies provided for in the case of non-payment of Fixed Rent (or Monthly Fixed Rent).

G. Subtenant shall pay, on or before the date same is due, any occupancy, sales, use or similar tax, charge or fee that is at any time due or payable with respect to the occupancy or use of the Sublet Premises, Building or land on which the Building is located or the payment of Fixed Rent (including any Monthly Fixed Rent) or Additional Rent by Subtenant to Sublandlord, and which is attributable to this Sublease and/or the term of this Sublease.

H. Upon execution of this Sublease, Subtenant shall post with Sublandlord (and maintain at all times during the term of this Sublease), a Security Deposit in the amount of Eighteen Thousand Six Hundred Sixty-Seven Dollars ($18,667) (the **"Security Deposit Amount"**) as described below, which shall be held as security for the Subtenant's performance as herein provided, to be returned to Subtenant at the end of term of this Sublease, subject to Subtenant's satisfactory compliance with the terms and conditions of this Sublease. The Security Deposit Amount shall be delivered to Sublandlord on Subtenant's execution of this Sublease by certified or bank check drawn on a New York or Massachusetts bank (which sum shall not earn interest and which sum Sublandlord shall be entitled to commingle and use with Sublandlord's own funds).

3. SUBORDINATION TO MAIN LEASE

This Sublease is and shall be expressly subject and subordinate to the Main Lease and the terms, provisions, covenants and conditions thereof. This Sublease is also subject and subordinate to all instruments, agreements and other matters to which the Main Lease is or shall be subject or subordinate.

4. RIGHTS AND OBLIGATIONS; EXCEPTIONS

A. Subtenant confirms that Subtenant has read the Main Lease and is familiar with the terms and provisions thereof. Except as otherwise expressly provided herein, all of the terms, provisions, covenants, agreements and conditions of the Main Lease are incorporated herein by reference and made a part of this Sublease with the same force and effect as though set forth in full herein. Subtenant shall conform to, and use the Sublet Premises, the Building and the land on which the Building is located in accordance with, all the terms, provisions, covenants, agreements and conditions of the Main Lease as same apply to the Sublet Premises, Building and the land on which the Building is located and as modified by this Sublease and Subtenant will do no act which will result in a violation of such terms, provisions, covenants, agreements and conditions of the Main Lease. Subtenant shall perform the terms, provisions, covenants, agreements and conditions of the Main Lease on the part of the Sublandlord to be performed with respect to the Sublet Premises, Building and the land on which the Building is located (except as otherwise may be expressly provided herein). To the extent there are inconsistencies between any provision of the Main Lease and any provision of this Sublease, this Sublease shall control unless the use or occupancy of the Sublet Premises, the Building and the land on which the Building is located by Subtenant or any action or inaction by Subtenant in accordance with said provision becomes a default under the terms of the Main Lease, in which event the provisions of the Main Lease shall control.

Except as provided in this Sublease, Subtenant shall be entitled to the rights of Sublandlord, as tenant under the Main Lease, insofar as the same relate to the Sublet Premises. Sublandlord shall have no liability by reason of any default of Landlord under the Main Lease, it being understood that if Sublandlord shall fail to fulfill any obligation of the Sublandlord hereunder and if such failure is caused by the failure of Landlord to comply with its obligations under the Main Lease, then Sublandlord shall have no obligation or liability by reason of such failure, but in such event Subtenant shall be subrogated to the rights of Sublandlord to enforce the obligations of Landlord under the Main Lease insofar as such obligations relate to the Sublet Premises. Without limiting the generality of the foregoing, Subtenant understands that the supplying of services including, without limitation, heat, light, water, air conditioning and other utilities, janitorial cleaning, window washing and elevator services, and building maintenance and repair are the obligations of the Landlord, and that Sublandlord has no control thereof, and assumes no responsibility in connection therewith; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) abatement, diminution or reduction of Subtenant's obligations under this Sublease, (b) constructive eviction, in whole or in part, or (c) liability on the part of the Sublandlord. Further Subtenant agrees that it is the responsibility of the Landlord to comply with all applicable local, state and federal building laws, codes, ordinances, rules and regulations as provided in the Main Lease and that Subtenant is responsible

for obtaining any licenses as may be required for local, federal and state law in connection with its operations at the Sublet Premises.

If the Landlord shall default in any of its obligations to Sublandlord with respect to the Sublet Premises, Subtenant, at Subtenant's sole cost and expense, shall have the right in its own name, that of Sublandlord, or both, to bring an action or proceeding with respect to such default, and Subtenant hereby is subrogated to the rights of Sublandlord against Landlord to the extent that the same shall apply to the Sublet Premises. Sublandlord agrees to take such commercially reasonable steps, at Subtenant's sole cost and expense paid in advance, as Subtenant may reasonably request to cooperate with Subtenant in any such legal proceeding or action. If Subtenant shall commence any proceeding or take any other action to enforce the obligations of the Landlord insofar as such obligations relate to the Sublet Premises, Subtenant agrees to indemnify and hold Sublandlord harmless from and against any costs, liabilities, damages or expenses (including attorneys' fees) which Sublandlord may incur in connection therewith or by reason thereof.

Notwithstanding anything to the contrary in the foregoing, Sublandlord shall promptly forward to Landlord any written requests or other written communications made by Subtenant to Sublandlord related to the performance by Landlord of its obligation under the Main Lease, as they pertain to the Sublet Premises, and shall promptly forward to the Subtenant any written communication received from the Landlord related to the Sublet Premises which affects the Subtenant.

B. Notwithstanding anything to the contrary contained in this Sublease or the Main Lease:

(i) for the purposes of incorporation of the Main Lease by reference in this Sublease, except as otherwise expressly provided herein, and except to the extent that they are inapplicable or modified by the terms and provisions of this Sublease (a) references in the Main Lease to the "Premises" or "Leased Premises" shall be deemed to refer to the Sublet Premises, (b) references in the Main Lease to "LESSOR" shall be deemed to refer to Sublandlord under this Sublease, (c) references in the Main Lease to "LESSEE" shall be deemed to refer to Subtenant under this Sublease, (d) references in the Main Lease to the" Lease" shall be deemed to refer to this Sublease, (e) references in the Main Lease to the "Lease Term" of the Main Lease shall be deemed to refer to the term of this Sublease, (f) references in the Main Lease to the "Termination Date" shall be deemed to refer to the Sublease Expiration Date, (g) references in the Main Lease to the "Commencement Date" shall be deemed references to the Sublease Commencement Date and (h) references in the Main Lease to "Annual Base Rent" shall be deemed to refer to Fixed Rent (including Monthly Fixed Rent). Notwithstanding any other term or provision of this Sublease or the Main Lease to the contrary, Subtenant expressly agrees that any option to extend the Lease Term (as defined in the Main Lease) which Sublandlord may have with regard to the Demised Premises are expressly excluded from the terms and provisions of this Sublease and Subtenant has no right and no option, with regard to the Sublet Premises to extend the term of this Sublease beyond the Sublease Expiration Date;

(ii) the Fixed Rent (and the Monthly Fixed Rent) and Additional Rent to be paid by Subtenant hereunder shall be governed by the terms and provisions of Article 2 of this Sublease;

(iii) the time limits contained in the Main Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Subtenant shall have five (5) days less time to observe or perform hereunder than Sublandlord has as the tenant under the Main Lease;

(iv) the following parts, provisions and exhibits of the Main Lease are not applicable to this Sublease, and are not incorporated herein by reference:

(a) Sections 1, 6(c), 19, 32, 33, 34 and 36;

(b) (i) the first sentence of paragraph 2 of Section 2, (ii) the last sentence of Section 2, (iii) the second sentence of the second paragraph of Section 6, (iv) the last sentence of the third paragraph of Section 7, (v) the last sentence of Section 10, (vi) all but the first paragraph of Section 11, (vii) the last two sentences of the first paragraph of Section 12, (viii) the fourth sentence of Section 16 and (ix) the last sentence of the first paragraph of Section 26;

(c) the first sentence of Section 6 to the extent it permits use of the Sublet Premises for purposes other than general office use;

(d) the phrase "(after the first six months of the Term)" in Section 10; and

(e) Exhibits B, C, D and E.

5. USE

Subtenant shall use the Sublet Premises for general offices purposes and for no other purposes.

6. ELECTRICITY

Subtenant acknowledges and agrees that Landlord and not the Sublandlord, pursuant to the Main Lease, has the obligation to provide to the Sublet Premises the building standard facilities for heat and air conditioning for the Sublet Premises, and also to the common areas and facilities which Subtenant enjoys the right to use pursuant to the Sublease, as limited by the Main Lease as required for comfortable occupancy during 8AM to 6PM each business day.

Subtenant further acknowledges and agrees that Landlord, and not the Sublandlord, pursuant to the Main Lease, has the obligation to provide electricity to the Sublet Premises (to be distributed throughout the Sublet Premises, however, at Subtenant's sole cost and expense). Notwithstanding the foregoing, Subtenant shall pay all charges for electricity used on the Sublet Premises. Subtenant shall pay all actual charges, without mark-up or profit to

Sublandlord, for electricity used on the Sublet Premises as it may be separately metered to the Sublet Premises, or based upon 43.16% of Sublandlord's total electric bill (**"Subtenant's Electrical Share"**) for the Demised Premises if the Sublet Premises are not separately metered or if only partially separately metered to the Sublet Premises (whichever or both may be applicable), at the reasonable determination of the Sublandlord. Subtenant shall pay Subtenant's Electrical Share to Sublandlord as invoiced by Sublandlord on a monthly basis (whether based on actual or estimated charges) within ten (10) days of Subtenant's receipt of the invoice. In the event that at any time Sublandlord or Subtenant (hereinafter referred to as the **"Disputing Party"**) shall dispute whether Subtenant's Electrical Share accurately reflects Subtenant's usage of electricity in the Sublet Premises, the Disputing Party shall have the right, at the Disputing Party's sole cost and expense, to make a survey (hereinafter referred to as the **"Survey"**) of electrical usage in the Demised Premises and the Sublet Premises using an independent electrical engineer (hereinafter referred to as the **"Surveyor"**) mutually satisfactory to Sublandlord and Subtenant. The Surveyor shall compute Subtenant's Electrical Share of the electricity used in the Sublet Premises as a percentage of the electricity used in the Demised Premises. The Survey shall be conclusive and binding upon Sublandlord and Subtenant. Until completion of the first Survey made pursuant to this paragraph and receipt thereof by Subtenant, Subtenant shall continue to pay Subtenant's Electrical Share. After completion of a Survey and receipt thereof by Sublandlord and Subtenant, effective as of the date of the Survey and continuing thereafter until completion of a new Survey, Subtenant shall pay Subtenant's Electrical Share as adjusted based on the Survey, retroactively adjusted to the date of the Survey. Sublandlord and Subtenant shall cooperate with each other and the Surveyor in the making of the Survey.

7. DEFAULT

Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease (including those portions of the Main Lease incorporated herein by reference) beyond any applicable notice and grace period provided for in the Main Lease and incorporated herein by reference (as shortened by Article 4(B)(iii) hereof), Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Main Lease and incorporated herein by reference.

8. CONDITION OF SUBLET PREMISES

The Sublet Premises are demised to Subtenant in the condition which shall exist on the Sublease Commencement Date "as is", except as otherwise hereinafter provided. Subtenant is subleasing the Sublet Premises from the Sublandlord after having had an opportunity to fully inspect the Sublet Premises and the right not to execute this Sublease if the results of said inspection were unacceptable. Therefore, except as otherwise hereinafter provided, Subtenant hereby agrees that the term "as is" means that upon having approved said inspection, it will sublease the Sublet Premises, without warranty or representation, either oral or written, or expressed or implied, as to the physical condition of the Sublet Premises, the Building or land on which the Building is located and/or the compliance of same with building, fire, health and zoning codes and other applicable laws, ordinances and regulations. Sublandlord hereby

expressly disclaims any and all warranties or representations made to Subtenant, whether same were made by any partner, officer, director or employee of Sublandlord or any other agent of same, such as a broker or the Landlord, unless such warranty or representation is contained in writing as a part of this Sublease. Except as otherwise provided for herein (i) Sublandlord shall not incur any greater obligation, financial or otherwise, in connection with the Sublet Premises than it would have had but for this Sublease, and (ii) Subtenant shall be solely responsible for all costs which may be imposed on Sublandlord or Subtenant under the Main Lease in connection with the condition of the Sublet Premises, the Building and the land on which the Building is located.

9. IMPROVEMENTS

Subtenant may make changes, alterations, additions or improvements to the Sublet Premises, subject, however, to the consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, and of Landlord, to the extent required under the Main Lease. Any changes, alterations, additions or improvements by or on behalf of Subtenant shall be made subject to and in accordance with the provisions of the Main Lease.

Subtenant shall pay any and all fees or charges Sublandlord may incur and any and all fees or charges Landlord may incur in connection with Subtenant's making changes, alterations, additions or improvements to the Sublet Premises. Except as expressly set forth in this Sublease, on or before the Sublease Expiration Date or sooner termination of this Sublease, if Landlord requires Sublandlord to restore the Sublet Premises to their condition prior to the making of any changes, alterations, additions or improvements by Sublandlord and/or Subtenant, Subtenant shall, at its sole cost and expense, promptly remove Subtenant's changes, alterations, additions or improvements to the Sublet Premises, and repair any damage caused by such removal.

10. ADDITIONAL SERVICES REQUIRED BY SUBTENANT

Subtenant shall attempt to make its own arrangements with Landlord for the furnishing of additional services to the Sublet Premises, the Building and/or the land on which the Building is located other than those which are required to be furnished by Landlord under the terms of the Main Lease and any such additional services shall be paid for by Subtenant. If Landlord shall refuse to respond to such request for additional service, Sublandlord shall, at Subtenant's sole cost and expense, request Landlord to perform such additional services at Subtenant's sole cost and expense. For the purposes of this Article 10, the term "additional services" shall include, but not be limited to, overtime heating and/or air conditioning service (including, but not limited to additional services which Subtenant may request Landlord to provide pursuant to Section 7 of the Main Lease), overtime freight elevator service and any assessments which Landlord, at its discretion, may assess either the Subtenant or the Sublandlord, as applicable, for any extraordinary item of cost or expense which may actually occur as a direct result of Subtenant's own distinct uses or activities either in the Sublet Premises or within the Building which assessment shall be invoiced either directly by Landlord or, if applicable, by Sublandlord, and paid by Subtenant within twenty five (25) days of Subtenant's receipt of such invoice.

11. SUBLANDLORD'S PROPERTY

The furniture scheduled on **Exhibit C** which is attached to and made a part of this Sublease together with file systems and other built-ins and fixtures presently in the Sublet Premises (collectively hereinafter referred to as **"Sublandlord's Property"**) will remain in the Sublet Premises for use by Subtenant, without charge. During the term of the Sublease, in the event Subtenant determines that any portion of Sublandlord's Property shall no longer be used by Subtenant ("Unused Sublandlord Property"), the Sublandlord shall remove such Unused Sublandlord Property from the Sublet Premises within ten (10) business days after Sublandlord's receipt of written notice from Subtenant that specified the Unused Sublandlord Property to be removed from the Sublet Premises, provided, however, that Subtenant may request the removal of Unused Sublandlord Property only once during each three (3) month period during the term of the Sublease. Removal and storage of Unused Sublandlord Property shall be at the expense of Sublandlord. Exhibit C shall be amended upon notice of request to remove unused Sublandlord Property by Subtenant. Sublandlord's Property shall remain the property of Sublandlord upon the expiration or sooner termination of this Sublease. Sublandlord's Property is in the Sublet Premises in an "as is" condition with all faults and Sublandlord makes no representation or warranty of any kind regarding the Sublandlord's Property whether express or implied, including but not limited to any warranty of merchantability or fitness for any particular purpose. Subtenant agrees to maintain Sublandlord's Property in good order and repair and on the Sublease Expiration Date (or, if applicable, the date of earlier removal by Sublandlord of Unused Sublandlord Property) return the same to Sublandlord in the same condition as received from Sublandlord, reasonable wear and tear excepted. Upon the expiration or early termination of this Sublease, unless otherwise agreed in writing by Sublandlord and Subtenant, Subtenant has no obligation to remove the Sublandlord's Property from the Sublet Premises. All other personal property of Sublandlord, including, without limitation, all furniture not set forth on **Exhibit C**, books, phones, trade fixtures and equipment, computers and copiers shall be removed by Sublandlord prior to the Sublease Commencement Date.

Subtenant agrees that upon reasonable written notice provided by Sublandlord to Subtenant, Sublandlord shall have access to the Sublet Premises during the last seven (7) calendar days of the term of the Sublease to remove, and be permitted to remove, Sublandlord's Property from the Sublet Premises all at Sublandlord's cost and expense.

12. ATTORNMENT

In the event of termination, re-entry or dispossession of Sublandlord by Landlord under the Main Lease, the Landlord may, at its option, take over all of the right, title and interest of Sublandlord, as sublessor, under this Sublease, and Subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Sublandlord under this Sublease, which heretofore has accrued to Subtenant against Sublandlord, (ii) be bound by any previous modification of this Sublease not consented to by Landlord or by any previous prepayment of more than one month's rent, (iii) be bound to perform any work which Sublandlord is obligated to perform hereunder, or to pay Subtenant for the same or (iv) be subject to any offset not expressly provided for in this Sublease which theretofore accrued to Subtenant against Sublandlord. The Subtenant hereunder hereby waives all rights under any

present or future laws or otherwise to elect, by reason of the termination of the Main Lease, to terminate this Sublease or surrender possession of the Sublet Premises demised hereby.

13. SUBTENANT'S REPRESENTATION AND WARRANTIES

Subtenant covenants, warrants and represents:

A. that Subtenant shall perform all of its obligations under this Sublease (including, without limitation, all of the obligations relating to the Sublet Premises, the Building and the land on which the Building is located arising under the Main Lease which are incorporated herein by reference);

B. Subtenant shall keep the Sublet Premises in a clean and orderly and presentable condition equivalent to the reasonable standards set by Landlord for the Building and Subtenant shall be solely responsible to provide its own cleaning and janitorial services to the Sublet Premises, at its sole cost and expense;

C. that Subtenant will not do or omit to do anything which would constitute a default under the provisions of the Main Lease incorporated herein by reference;

D. although doorways exist in the Sublet Premises providing possible ingress and egress to the remaining portion of Sublandlord's Demised Premises, the Subtenant understands and agrees that such doors will be disabled and locked during the term of the Sublease and Subtenant shall have no access to the remaining portion of Sublandlord's Demised Premises; and

E. that Subtenant shall indemnify, defend and hold harmless Sublandlord and Landlord and their respective agents, contractors and employees from and against any and all claims, liabilities, damages, losses or expenses (including, without limitation, reasonable attorneys fees) which may be imposed upon or incurred by or asserted against Sublandlord and/or Landlord and/or their respective agents, contractors or employees by reason of (i) Subtenant's failure to comply with the provisions of this Sublease (including but not limited to Article 13(D) of this Sublease), (ii) the negligent or improper use or occupancy of the Sublet Premises, the Building or the land on which the Building is located by Subtenant or its successors or assigns, (iii) any work or thing done whatsoever by or at the instance of Subtenant, its agents, contractors, subcontractors, employees, licensees, successors or assigns (other than work performed by Sublandlord), or any condition created by Subtenant, its agents, contractors, subcontractors, employees, licensees, successors or assigns in, on or about the Sublet Premises, the Building or the land on which the Building is located, (iv) any negligence or other wrongful act or omission on the part of Subtenant or any of its agents, contractors, subcontractors, employees, licensees, successors or assigns, or (v) any accident, injury or damage to any person or property occurring in, on or about the Sublet Premises, the Building or the land on which the Building is located or any part thereof, except to the extent caused by the gross negligence or willful misconduct of Sublandlord (with respect to a claim against Sublandlord) or Landlord (with respect to a claim against Landlord). In case any action or proceeding is brought against Sublandlord and/or Landlord and/or their respective agents and employees by reason of any such claim, neither Sublandlord nor Landlord shall settle the same without Subtenant's written consent and Subtenant, upon written notice from Sublandlord and/or Landlord, shall at

Subtenant's expense resist and defend such action or proceeding by counsel approved by Sublandlord and/or Landlord in writing, which approval will not be unreasonably withheld.

14. ESTOPPEL

Sublandlord represents that (i) it is not in default in the payment of rent and additional rent pursuant to the Main Lease with respect to the Sublet Premises as of the date of this Sublease, (ii) to its best knowledge, no event has occurred which is, or with the giving of notice or passage of time or both will become, a condition of limitation under the Main Lease, on the part of either Sublandlord or the Landlord, (iii) it is currently the Tenant of the Sublet Premises under the Main Lease, (iv) it has not received any notices of default citing any defaults under the Main Lease which remain uncured, and (v) the Main Lease, a copy of which has been delivered to the Subtenant, represents the entire agreement with respect to the Sublet Premises, the Building or the land on which the Building is located between the Landlord and the Sublandlord.

15. BROKERS

A. Subtenant represent that Subtenant has dealt with no brokers other than Richard Barry Joyce & Partners (the **"Subtenant Broker"**) in connection with this transaction. Subtenant shall indemnify and hold Sublandlord and Landlord harmless from and against any and all claims, liabilities, costs and expenses of any kind and nature (including reasonable attorneys' fees) arising from or related to a breach of the foregoing representation.

B. Sublandlord represents that it has dealt with no brokers in connection with this transaction other than CB Richard Ellis (the **"Sublandlord Broker"**). Sublandlord shall indemnify and hold Subtenant and Landlord harmless from and against any and all claims, liabilities, costs and expenses of any kind and nature (including reasonable attorneys' fees) arising from or related to a breach of the foregoing representation and shall pay any commission due in connection with this Sublease to the Subtenant Broker and Sublandlord Broker pursuant to a separate agreement.

16. LANDLORD'S CONSENT; BINDING EFFECT

Upon execution hereof, this Sublease shall be delivered to the Landlord for its consent. Sublandlord and Subtenant expressly acknowledge that the Landlord's consent is a condition precedent to the effectiveness of this Sublease. Sublandlord and Subtenant agree to use reasonable and diligent efforts to obtain the Landlord's consent hereto and shall execute and deliver such other and further instruments and/or deliver such information as may reasonably be required to effectuate the intent of this Sublease and/or to obtain the Landlord's consent to the subleasing of the Premises to Subtenant. Landlord's Consent (**"Landlord's Consent"**) shall be set forth either at the end of this Sublease below the signatures of the Sublandlord and the Subtenant or in a separate writing executed by the Landlord expressly referencing this Sublease.

Notwithstanding anything to the contrary contained in this Sublease, this Sublease shall not become effective until both Sublandlord and Subtenant execute this Sublease and until Landlord's consent to this Sublease is obtained as provided above.

17. NON-LIABILITY FOR LANDLORD'S FAILURE TO CONSENT; DISCLAIMER OF LIABILITY

In any instance where the consent of Landlord is required hereunder or under the Main Lease, Sublandlord shall have no liability for any failure of Landlord to grant its consent for any reason whatsoever, including whether or not Landlord's consent was unreasonably withheld. Except as otherwise expressly provided herein, in any case where Landlord reserves a right or disclaims any liability under the Main Lease, said right or disclaimer shall inure to the benefit of Sublandlord as well as to Landlord, and any rights or disclaimers inuring to Sublandlord as tenant under the Main Lease shall likewise inure to the benefit of Subtenant.

18. SUBLANDLORD'S PERFORMANCE UNDER MAIN LEASE

A. Sublandlord will duly observe and perform every term and condition of the Main Lease to the extent that such term and condition is not provided in this Sublease to be observed or performed by Subtenant (and except to the extent that any failure so to pay or any failure in such observance or performance shall have resulted, directly or indirectly, from any default by Subtenant in its obligations to pay any amount of the Fixed Rent (including any Monthly Fixed Rent) or Additional Rent hereunder or to observe or perform any of the terms, covenants or conditions in this Sublease or in the Main Lease on Subtenant's part to observe or perform with respect to the Sublet Premises, the Building or the land on which the Building is located.

B. Sublandlord shall not enter into any modification or amendment to or of the Main Lease, or any other agreement, or take any other action which results in the modification, surrender or cancellation of the Main Lease, if such modification, surrender or cancellation decreases any of Subtenant's rights under this Sublease, or increases any of Subtenant's obligations or remedies under this Sublease, without the prior written consent of Subtenant. Any modification, amendment, agreement, surrender or cancellation made without such consent shall have no effect on the rights or obligations of the Subtenant under this Sublease.

19. NOTICES

All notices, requests, demands, and other communications hereunder shall be in writing, shall be delivered personally or sent by registered or certified mail, return receipt requested, or by nationally recognized overnight carrier providing for receipted delivery and shall be deemed have been given or made when received at the following address:

If to Sublandlord:

NeoStem, Inc.
420 Lexington Avenue
Suite 450
New York City, New York 10170

Attention: Catherine M. Vaczy, General Counsel

With a copy to:

Michael J. Vitolo, Esq.
26 Yankee Hill Road
Ridgefield, CT 06877

If to Subtenant:

Seaside Therapeutics, Inc.
840 Memorial Drive
Fifth Floor
Cambridge, Massachusetts 02139

Attention: Director, Finance

If to Landlord:

Rivertech Associates II, LLC
575 Boylston Street
Boston, Massachusetts 02116.

Any of the above addresses may be changed on ten (10) days notice, given as above provided.

20. INSURANCE

Subtenant shall maintain all insurance required of Sublandlord as tenant in accordance with and pursuant to the Main Lease, including, but not limited to Section 17 of the Main Lease as such section is incorporated by reference into this Sublease, which insurance shall name both Landlord and Sublandlord as additional insureds and Subtenant shall deliver evidence of such coverage in form and substance reasonably acceptable to Sublandlord no later than the Sublease Commencement Date.

21. ENTIRE AGREEMENT

This Sublease contains the entire agreement between Sublandlord and Subtenant with respect to the subject matter hereof. This Sublease cannot be changed in any manner except by a written agreement signed by Sublandlord and Subtenant, and, if required, consented to by Landlord.

22. MASSACHUSETTS LAW

This Sublease shall be governed in all respects by the laws of the Commonwealth of Massachusetts. Any provision of this Sublease which is deemed void or unenforceable shall not invalidate or render void or unenforceable any other provision of this Sublease.

23. SUCCESSORS AND ASSIGNS

The provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any assignment or

transfer of the leasehold estate under the Main Lease the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

24. WAIVER OF TRIAL BY JURY

It is mutually agreed by and between the Sublandlord and Subtenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Sublease.

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto set their hands and seals and intend to be legally bound hereby as of the date first set forth above.

SUBLANDLORD:

NEOSTEM, INC.

By: [signature]
Name: Robin Smith
Title: CEO

SUBTENANT:

SEASIDE THERAPEUTICS, INC.

By: [signature]
Name: Randall Carpenter
Title: President & CEO

- - - - - - - - - - - - - -

EXHIBIT A
Floor Plan

- - - - - - - - - - - - - -

(Immediately Follows)



M
W
Elevators

OFFICE/LABORATORY SUITE
6,060 RSF

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Four

EXHIBIT B
Main Lease

(Immediately Follows)

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

("LESSOR")

and

NEOSTEM, INC.

("LESSEE")

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive
Cambridge, Massachusetts

LEASE EXHIBITS

RIVERSIDE TECHNOLOGY CENTER

COMMERCIAL LEASE

BETWEEN

RIVERTECH ASSOCIATES II, LLC

AND

NEOSTEM, INC.

Agreement entered into this 1st day of ~~August~~ September 2009 in consideration of the covenants and other benefits herein contained, the receipt and sufficiency of said consideration being hereby acknowledged (the "Lease").

Rivertech Associates II, LLC, a Massachusetts limited liability corporation, c/o The Abbey Group, 575 Boylston Street, Boston, MA 02116 (herein "LESSOR"), does hereby lease to and **NeoStem, Inc. a Delaware corporation** duly qualified to do business in the Commonwealth of Massachusetts with a principal place of business in New York, New York (herein "LESSEE"), does hereby lease from said LESSOR, certain space located at 840 Memorial Drive, Cambridge, Massachusetts (herein "Building") being that portion of the fourth (4th) floor of the Building (and certain ancillary space on the third (3rd) floor of the Building), shown on Exhibit A attached hereto (herein, "Lease Plan") consisting of approximately 8,060 rentable square feet on said fourth (4th) floor and approximately 50 rentable square feet on said third (3rd) floor, for a combined approximate 8,110 rentable square feet, all as appearing on said Lease Plan, (the "Leased Premises" or "Premises"); with the right in common with others in the Building to use such common areas of the Building as are designated by the LESSOR, from time to time including but not limited to the 1st floor common lavatories; shared loading dock; shared passenger and freight elevators; and common walkways, driveways and lobbies; as well as the additional accessory areas set forth in Section 6 hereof.

1. **Lease Term.** LESSOR shall deliver the Leased Premises to the LESSEE as set forth in Section 32 hereof, the date of delivery being referred to herein as the "Delivery Date". LESSEE hereby leases the Leased Premises for an original Term of thirty six (36) consecutive months (herein, "Lease Term"). The Term of the Lease shall begin on that date which is the first day of the next calendar month after the Delivery Date occurs, referred to herein as the "Commencement Date", and shall end on the last day of the calendar month which is thirty six (36) full months therefrom, referred to herein as the "Termination Date". The period between the Delivery Date and the Commencement Date (if any, as may be occasioned by delivery on a date other than the first of any

calendar month) is referred to herein as the "Interim Period", during which all terms and conditions of the Lease shall fully apply as set forth herein. The "First Lease Year" shall commence on the Commencement Date and shall end on the last day of the calendar month which is twelve (12) full months therefrom. Each successive Lease Year shall be the next twelve full month period after the end of the First Lease Year. By way of illustration, if the Delivery Date is September 10th, 2009 then: (i) the Commencement Date shall be October1, 2009; (iii) the First Lease Year shall begin on October 1, 2009 and shall conclude on September 30, 2010; the Second Lease Year shall begin on October1, 2010; and each successive Lease Year shall begin on the next October1st; and the Termination Date would be September 30, 2012.

LESSOR agrees to use commercially reasonable efforts to substantially complete LESSOR's build-out and to deliver the Leased Premises on or before September 1, 2009; but LESSOR shall incur no liability, nor shall there be any abatement of Annual Base Rent or other payments due hereunder, if the Delivery Date occurs subsequent to said target date; provided, however, that in the event that the Delivery Date (as defined in Section 32) has not occurred on or before September 15, 2009 for whatever reason (the "Outside Termination Date"), then LESSEE shall have the right to terminate this Lease by written notice to LESSOR delivered within 15 business days after the Outside Termination Date, and the Lease shall be deemed to be terminated if the Delivery Date has thereafter not occurred by September 30, 2009 (absent separate written agreement of the parties).

The Term may be extended as contemplated by Section 33 hereof.

2. **Annual Base Rent and Additional Rent.** LESSEE shall pay to LESSOR an Annual Base Rent pursuant to the schedule below during each Lease Year (or portion thereof as the case may be) of the Term hereof, (herein, "Annual Base Rent"). Annual Base Rent shall be payable in advance, in equal monthly installments, due on the first day of each calendar month, pursuant to the schedule below. Annual Base Rent due for any partial month shall be prorated based on the number of days in that month. LESSEE's first payment of Annual Base Rent for the first month of the first Lease Year and LESSEE's payment of Annual Base Rent for the Interim Period (which shall be calculated by multiplying the number of days in the Interim Period (i.e. starting with the Delivery Date through the last day of the month prior to the Commencement Date) by an applicable per diem rate reflecting Annual Base Rent for the First Lease Year (First Six Months) on an annualized basis shall both be due on the Delivery Date.

All payments of Annual Base Rent (and any Additional Rent or other sums due LESSOR) shall be made to LESSOR at 575 Boylston Street, Boston, Massachusetts 02116 or to such other agent or at such other place as LESSOR may designate in writing. The covenants to pay all Annual Base Rent and all Additional Rent hereunder (collectively, "Rent") shall be independent from any and all other covenants of LESSOR to LESSEE hereunder; and all Rent shall be promptly paid when due hereunder.

LESSEE shall pay interest from the date due, at an annual rate of eighteen (18%) percent of any installments of Annual Base Rent, or Additional Rent or other payments which are not received by LESSOR within ten days after written notice from LESSOR that any such Rent was not received.

SCHEDULE OF ANNUAL BASE RENT

Lease Year	Annual Base Rent	Monthly Installment
First Lease Year (first six months)	$243,300.00	$20,275.00
First Lease Year (last six months)	$324,400.00	$27,033.33
Second Lease Year	$356,840.00	$29,736.67
Third Lease Year	$369,005.00	$30,750.42

This Lease is intended to be a triple net lease, and as such LESSEE shall also be responsible for payment of its pro rata share of Operating Expenses (see Section 3 herein), real estate taxes (see Section 4 herein) and utilities (see Section 7 herein). All payments due to LESSOR hereunder in addition to those under Section 2 shall be deemed to be "Additional Rent" characterized as such, or as "Rent" interchangeably.

LESSEE's allocable pro rata share is 6.29 % (the LESSEE's "Allocable Percentage") as that concept is used herein to compute Additional Rent.

3. Additional Rent (Operating Expenses). LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE's Allocable Percentage of any and all actual Operating Expenses attributable to the Building for said year of the Lease Term (herein, "Additional Operating Expense Rent"). Operating Expenses as set forth in Exhibit B hereto are the unaudited actuals for calendar year 2008 (and will be subject to change based on actual costs and expenses incurred for each of the categorized Exhibit B costs and expenses in the remainder of 2009 and for each subsequent calendar year during the Term).

"Operating expenses" means the costs incurred by the LESSOR in connection with the operation, management and maintenance of the Building." Operating Expenses" shall not include the following: the costs of LESSEE's or any other tenant's improvements and services for which LESSEE or any tenant is obligated to reimburse LESSOR, or pays third persons at LESSOR's directions; the costs of improvements to other tenants' or vacant tenant spaces (vis a vis common areas) in the Building; income or franchise taxes

of the LESSOR; the costs incurred in any rehabilitation, reconstruction or other work occasioned by any insured casualty (i.e. as to which LESSOR is required to carry insurance hereunder), or by the exercise of the right of eminent domain (except to the extent of any so-called "deductible" amount under policies of insurance or any costs actually incurred for which any insurance company does not reimburse or compensate LESSOR or owner); depreciation or interest payments on the building; general corporate overhead of the LESSOR entity; expenses incurred in any direct dispute with any particular tenant (other than those incurred which are of benefit to or protect the rights of other tenants in the building, generally); costs of renovations to vacant or other tenants' spaces; costs of capital improvements to the Building its systems and appurtenances (but not including maintenance, repairs or replacements), and any rental payments for equipment which, if purchased, would be excluded as a capital improvement under generally accepted accounting standards in LESSOR's reasonable judgment; costs for the removal, encapsulation or other remediation of hazardous substances in the Building or the land unless such hazardous substances were introduced by LESSEE; brokerage and advertising costs in seeking or leasing to new tenants; and penalties incurred due to LESSOR's willful violation or any direct violation of any government order; any ground or underlying lease rental; bad debt expenses and interest, principal, points and fees on debts or amortization on any mortgage or other debt instrument encumbering the building or the property; costs arising from LESSOR's charitable or political contributions; costs of selling, syndicating, financing, mortgaging or hypothecating any of LESSOR's interest in the Building; management fees paid or charged by LESSOR in connection with the management of the building other than a management fee based on five (5%) percent of income which is the management fee uniformly and customarily charged to other tenants in the Building by LESSOR; costs and expenses (including taxes) to operate the parking garage, valet and other parking services for the building, and any replacement garages or parking facilities and any shuttle services as may be placed in service, including any capital improvements to the parking areas; direct expenses in connection with services directly and selectively provided to other tenants of the Building; costs and expenses paid to subsidiaries or affiliates of LESSOR for goods or services to the extent the amount exceeds (without justification) generally accepted costs or expenses incurred by other comparable buildings in Cambridge, Mass.

LESSEE shall pay its Allocable Percentage of Additional Operating Expense Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder. LESSOR, at its discretion, may assess LESSEE for any extraordinary item of cost or expense which may actually occur as a direct result of LESSEE's own distinct uses or activities which shall be itemized, invoiced separately, and paid by LESSEE within thirty (30) days of its receipt of the invoice. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall provide LESSEE with a reasonably detailed accounting of Operating Expenses for such prior calendar year, and shall adjust the prior year's schedule of Additional Operating Expense Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any

deficiency shown thereon within thirty (30) days of its receipt of said invoice. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR's reasonable discretion, be credited toward current monthly Rent or paid to LESSEE within thirty (30) days.

Upon LESSEE's request, subsequent to LESSEE's receipt of such annual accounting, LESSOR shall make available to LESSEE for inspection, during normal business hours and at LESSOR's offices in Massachusetts, all relevant books, records and invoices upon which Operating Expenses are calculated. If there is any dispute, LESSOR and LESSEE shall attempt to negotiate reconciliation thereof, neither party being under any obligation to enter into any such settlement or compromise. If such negotiated reconciliation fails, then either LESSOR or LESSEE, upon thirty (30) days prior written notice to the other, may submit any dispute regarding Operating Expenses to arbitration in the City of Cambridge or Boston, Massachusetts under the Expedited Procedures provisions of the Commercial Arbitration Rules of the American Arbitration Association and the decision and award of the arbitrator(s) shall be final and conclusive on the parties and enforceable in any court of competent jurisdiction. All such arbitration results shall apply to the parties only (and not any other tenants of the Building) and shall be kept confidential by LESSOR and LESSEE. Each party shall be responsible for its own costs and expenses of the arbitration proceedings.

4. **Additional Rent (Real Estate Taxes).** LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof, shall pay to LESSOR for each year (or portion thereof, as applicable) of the Lease Term, as Additional Rent, LESSEE'S Allocable Percentage of all sums attributable to the municipal real estate taxes on the Building and land on which it is situated (herein the "Additional Real Estate Tax Rent").

Notwithstanding the foregoing, LESSOR shall be under no obligation to file for any abatement of taxes for FY 2009, 2010 or any other fiscal year, and LESSEE shall pay all amounts as invoiced by LESSOR, receiving a rebate based on its Allocable Percentage only if abatement is sought and received by LESSOR.

LESSEE shall pay its Allocable Percentage of Additional Real Estate Tax Rent to LESSOR based on a prospective annual schedule prepared by the LESSOR, in monthly increments based on said schedule, with each monthly payment of Annual Base Rent due hereunder. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the prior year's schedule of Additional Real Estate Tax Rent to account for actual and properly accrued costs, expenses, and liabilities, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. In the event of any disagreement, the parties shall engage in the negotiation and arbitration processes set forth in the last paragraph of Section 3 hereof. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR's reasonable discretion, be credited toward Additional Rent or paid to LESSEE within thirty (30) days. LESSOR shall provide

copies of the relevant tax bills to LESSEE within a reasonable time after LESSEE's request.

5. Security Deposit. Upon execution hereof, LESSEE shall post with LESSOR (and maintain at all times during the Original and Extended Term), a Security Deposit in the amount of Eighty Four Thousand One Hundred Forty One ($ 84,141.00) Dollars (the "Security Deposit Amount") as described below; which shall be held as security for LESSEE's performance as herein provided, to be returned to LESSEE at the end of this Lease Term (as may be extended), subject to LESSEE's satisfactory compliance with the terms and conditions hereof. To the extent LESSEE has not defaulted (beyond any notice, grace and cure periods) in the performance of any LESSEE's obligations under this Lease prior to the second Lease Year hereunder, then LESSEE may reduce the Security Deposit Amount to Fifty Six Thousand Ninety Four ($ 56,094.00) Dollars for the balance of the Term hereof as of the start of the second Lease Year. LESSEE may do so by delivery of cash or a replacement Letter of Credit to the Letter of Credit posted below.

The Security Deposit Amount shall be delivered to LESSOR, on LESSEE's execution of this Lease, either by:

(a) certified or bank check drawn on a Massachusetts bank (which sum, plus any interest thereon, LESSOR shall be entitled to commingle and use with LESSOR's own funds); or

(b) irrevocable stand-by Letter of Credit, drawn on a commercial bank reasonably acceptable to LESSOR.

If available to LESSEE, the Letter of Credit shall be the full term of this Lease. However, the Letter of Credit may be written on an annual basis with a provision that it may be drawn upon if LESSEE fails to provide a renewal or replacement therefor forty-five (45) days prior to the expiration of the then existing Letter of Credit.

The Letter of Credit shall: (i) name LESSOR as beneficiary; (ii) be for a term equal to the Lease Term (or any extended term, as and when appropriate); (iii) be cancelable only with a minimum 30 days prior notice to LESSOR; and (iv) be substantially in the form attached hereto as Exhibit C and in all respects in form and substance reasonably satisfactory to LESSOR.

LESSOR reserves the right, at any time, at which the LESSOR reasonably questions the economic viability of the bank issuing the then existing Letter of Credit, to require that the original Letter of Credit be replaced by another Letter of Credit issued by another commercial bank reasonably acceptable to LESSOR. LESSEE shall be required to make its substitution within fifteen (15) days from receipt of LESSOR's notice. Failure to

provide said replacement Letter of Credit shall entitle LESSOR to draw on the existing Letter of Credit and hold the cash proceeds thereof as the Security Deposit hereunder.

6. Use of Leased Premises. LESSEE shall use the leased premises for general office, research and development, and laboratory space (inclusive of an adult stem cell collection center) only, which uses LESSOR warrants and represents are currently allowed under local zoning regulations (subject to compliance with federal, state and municipal safety, healthy, building, and sanitary codes). LESSEE will use the Leased Premises in a careful, safe and proper manner and will not do or permit any act or thing which is contrary to any legal or insurance requirement referred to in Section 17 hereof or which might impair the value of the Leased Premises or Building or any part thereof or which constitutes a material risk to the safety, health or well-being of other Lessees in the Building or the community, or creates a public or private or private nuisance or waste.

LESSEE shall not be entitled to bring any animals (including without limitation laboratory mice, rats or other mammals or primates, reptiles or aquatic life); micro-organisms; or bacteriological, biological, or pathological agents into the Building or the Leased Premises without prior written notice to LESSOR and LESSOR's express written consent; which consent LESSOR shall not unreasonably withhold, delay or condition. LESSOR hereby expressly approves LESSEE's use of the animals, micro-organisms, bacteriological, biological, and pathological agents listed on Exhibit E attached hereto in the Leased Premises. As to any of the foregoing, if and to the extent permitted by LESSOR, LESSEE, at its sole cost and expense, shall comply with all applicable local, state and federal governmental statutes, regulations, rulings and orders applicable thereto (including procuring any required permits or authorizations). LESSOR may condition its consent to the presence of such animals based on quantity, type, arrangements for storage, sanitation, transportation, and other physical and logistical considerations as LESSOR may reasonably determine in each instance and from time to time as circumstances may require. LESSEE hereby indemnifies and holds harmless LESSOR from and against any and all damages, liabilities, claims, demands, actions or other losses arising from LESSEE's non-compliance with this clause, or non-compliance with any conditions imposed by LESSOR hereunder in the future.

LESSEE shall have access to the Leased Premises and the Building parking garage for LESSEE's use seven days per week and twenty four hours per day for each day of the Term, subject to the provisions of Section 7 hereof relative to overtime heat and air-conditioning. LESSEE shall keep the Leased Premises in a clean and orderly and presentable condition equivalent to the reasonable standards set by LESSOR for the Building; and LESSEE shall be solely responsible to provide its own cleaning and janitorial services to the Leased Premises, at its sole cost and expense.

LESSEE shall be responsible for its own cleaning of the Leased Premises, and the prompt and proper disposal of all garbage, refuse, debris and other waste as mandated by reasonable Building regulations. LESSOR shall provide and maintain a trash dumpster and/or compactor at the Building loading dock, for the non-exclusive use of all tenants

for disposal of non-hazardous/non controlled materials and substances. LESSEE may, but shall not be obligated (except as required by law) to implement a recycling program, but its implementation, maintenance, or operation shall be, except as required by law, without any cost or expense to LESSOR or any other tenants of the Building. Except as required by law, LESSOR is not obligated to coordinate any such program in any respect.

In addition to its rights to occupy and use the Leased Premises, LESSEE shall also be entitled to use the following areas, as follows:

(a) LESSEE shall be entitled to the shared use (with other tenants) during the Lease Term of an emergency generator provided by LESSOR. LESSOR will maintain and service the emergency generator during the Term. LESSEE is required to install, prior to its use thereof, at its own cost and expense (but under LESSOR's direction), a separate panel to the existing emergency generator panel, along with a separate submeter to allow readings of LESSEE's own use. LESSOR shall be entitled to access the submeter periodically and shall invoice LESSEE for its use, which invoices shall be paid by LESSEE within thirty (30) days of receipt, said payments to be considered to be Additional Rent hereunder. As an express condition to LESSEE's use of the emergency generator as provided above, LESSEE agrees its use of the emergency generator shall be at its sole risk at all times, and that LESSOR shall not be liable for any claims, damages or liabilities arising the operation or malfunction of the emergency generator, unless LESSOR fails to adequately maintain or service the emergency generator.

All tenants sharing use of the emergency generator, from time to time, shall pay their own proportional share for its operation (including without limitation all costs and expenses of service and maintenance), with LESSEE to be responsible for its respective proportional share. Payments shall be made within thirty (30) days of invoicing by LESSOR. Cost sharing allocations shall be based on the amount of power (amperage) allocated to each such tenant by LESSOR, such that all tenants engaged in such sharing shall account for 100% of all such costs. For example two tenants sharing the emergency generator where tenant A is allocated 30% and tenant B allocated 70% shall share all such costs in that proportion; if a third tenant is added such that tenant A is allocated 30%, tenant B allocated 40%, and tenant C allocated 30% then they shall share all such costs in that proportion; etc. Tenant shall have the right to review LESSOR's documentation resulting in any charges to LESSEE hereunder upon request.

Alternative to the use of the shared emergency generator, LESSEE shall have the option in its discretion to install its own emergency generator in a location either on the roof of the Building, or alternatively, in another location designated by LESSOR (e.g. parking garage level) by mutual agreement of LESSOR and LESSEE; LESSOR to approve the specifications therefor (such approval not to be

unreasonably withheld or delayed); with all costs and expenses thereof to be borne by the LESSEE.

(b) LESSEE shall be entitled to install its own additional HVAC equipment, antennas, satellite dishes and other communications equipment on the roof of the Building (with wiring, cabling, ducting, and conduits, as needed through the Building to the Leased Premises); LESSOR to approve the locations and specifications therefor (such approval not to be unreasonably withheld or delayed); with all costs and expenses thereof to be borne by the LESSEE (including all costs and expenses of operation, servicing, maintenance and repair;

(c) LESSEE shall have the exclusive use of an acid neutralization system to be installed by LESSOR in the Leased Premises (LESSOR representing that it is in good operating condition and repair (including lime chips) and proper working order as of the Delivery Date, as required by the MWRA, but otherwise making no representations or warranties with respect thereto); LESSEE being fully responsible to all maintenance, repairs and replacements thereto at its sole cost and expense and for obtaining its own MWRA permit therefor.

7. **Utilities.** LESSOR shall provide to the Leased Premises the building standard facilities for heat and air conditioning for the Leased Premises, and also to the common areas and facilities which LESSEE enjoys the right to use, as required for comfortable occupancy, during 8 AM to 6 PM each business day (herein "Normal Business Hours").

LESSOR shall provide electricity to the Leased Premises (to be distributed throughout the Leased Premises however, at LESSEE's sole cost and expense). Notwithstanding the foregoing, LESSEE shall pay all charges for electricity used on the Leased Premises. LESSEE shall pay all actual charges, without mark-up or profit to LESSOR, for electricity used on the Leased Premises as it may be separately metered to the Leased Premises, or based on LESSEE's Allocable Percentage of the total electric bill for the Building if not separately metered or if only partially separately metered to the Leased Premises (whichever or both as may be applicable), at the reasonable determination of the LESSOR. LESSOR shall determine any such electric charges not separately metered to the Leased Premises in a uniform and non-discriminatory manner relative to other lessees and occupants in the Building whose electric charges are not separately metered. LESSEE shall pay its electrical charges to LESSOR as invoiced by LESSOR on a monthly basis (whether based on actual or estimated charges) within thirty (30) days of its receipt of the invoice. Within one hundred twenty (120) days of the close of each calendar year, LESSOR shall adjust the LESSEE's prior year's electrical payments to account for the actual and properly accrued charges, and shall issue LESSEE a refund or deficiency statement for that year, as appropriate. LESSEE shall pay any deficiency shown thereon within thirty (30) days of its receipt of said invoice. In the event of any disagreement, the parties shall engage in the negotiation and arbitration processes set forth in the last paragraph of Section 3 hereof. Any rebates due LESSEE (not contested by LESSOR) shall, in LESSOR's reasonable discretion, be credited toward then current

Rent. LESSOR shall provide copies of the relevant electric bills, and information regarding which spaces in the Building are not separately metered to other lessees and occupants, to LESSEE upon LESSEE's request.

LESSOR shall maintain an average temperature in the Building between 60 degrees Fahrenheit and 80 degrees Fahrenheit at all times; and an average temperature in the Leased Premises generally between 68 degrees Fahrenheit and 76 degree Fahrenheit during Normal Business Hours. LESSOR shall make available overtime heat and air-conditioning and LESSEE shall pay as additional rent, overtime heat and air-conditioning as may be requested by LESSEE for the Leased Premises on the basis of $ 150.00 per zone (there being one zone in the office portion of the Leased Premises), per hour, (subject to increase by the same percentage amount by which the standard electric rates are increased), as billed by LESSOR. LESSEE shall give LESSOR forty eight (48) hours prior notice of any requirements for specialized overtime heating and air-conditioning. LESSOR shall not be liable to LESSEE for any interruption, interference, damage or loss to LESSEE's research or experimentation occasioned as a result of any failure in the heating, ventilation, air conditioning, or electrical services or other utilities servicing the Building or the Leased Premises not caused by LESSOR's negligence, willful misconduct, or failure to use reasonably diligent efforts to restore any service interruption within its reasonable control. No plumbing or electrical work which affects the base Building systems or which requires a municipal permit or which may interfere with any other tenant in the Building shall be done without LESSOR's approval which approval shall not be unreasonably withheld or delayed and the appropriate municipal permit and inspector's approval. Hot and cold water for domestic type sanitary and drinking purposes and ordinary office pantry purposes (only) shall be supplied at LESSOR's expense. There shall be separately metered and separately paid for by LESSEE, non-potable laboratory water and water for other particularized uses in the Leased Premises.

LESSOR shall also provide the following services in accordance with comparable first class research laboratory and office buildings in the mid-Cambridge submarket at no additional charge: (a) non-exclusive shared passenger and freight elevator service and loading dock service to the Leased Premises on a 24-hour basis, (b) base Building fire and life-safety systems; and (c) janitorial and cleaning service to common lavatories and common areas.

LESSEE shall not be required to pay for any utilities as aforesaid to the extent the same are included in Operating Expenses.

8. **Compliance with Laws.** LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any federal or state law or administrative regulations, or any municipal ordinance or regulations in force at any time in Cambridge. LESSEE shall keep all employees working in the Leased Premises covered with Worker's Compensation Insurance, as applicable. Specifically, LESSEE shall be responsible for causing the Premises and any work conducted therein to be in full

compliance with the Occupational Safety and Health Act of 1970 and any amendments thereto. LESSEE shall strictly adhere to any and all federal, state, and municipal laws, ordinances, and regulations governing the use of LESSEE's laboratory scientific experimentation. LESSEE shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the Premises; its scientific experimentation; transportation; storage; handling; use and disposal of any low level radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials. LESSOR agrees to cooperate (with no direct or indirect costs or expenses, or increase in any liability whatsoever, to LESSOR) with LESSEE's reasonable efforts to obtain and maintain in force and effect all such permits. LESSEE shall promptly give notice to LESSOR of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any Court of Law, and shall promptly cure the conditions causing any such violations; and LESSOR shall permit LESSEE to cure said harm or hazard prior to any active intervention by LESSOR, except where such intervention is necessitated by the emergency nature of the harm or hazard; or where the harm or hazard impairs the value of the Building, (directly or as collateral on any debt); interferes with any other tenant's rights; or is required by any governmental agency or authority.

Throughout the Term, LESSOR shall cause the base Building (including common areas and lavatories) to comply with all applicable laws, governmental rules and regulations.

LESSEE shall fully indemnify and hold harmless in all respects LESSOR from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSEE has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the conduct of its activities on the Leased Premises (especially relating to or involving hazardous substances), or LESSEE's obligations and responsibilities as set forth above and herein, and excepting liability for any claims and damages resulting from the acts or negligence of LESSOR or its agents or employees.

LESSOR shall fully indemnify and hold harmless in all respects LESSEE from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSOR has failed to cure; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm), directly arising from the negligence of LESSOR or LESSOR's breach of its obligations under this Lease, and excepting liability for any claims and damages resulting from the acts or negligence of LESSEE or its agents or employees.

9. Fire and General Insurance Requirements. LESSEE shall not permit any use of the Leased Premises which will make voidable, increase any premium (unless LESSEE agrees to pay such increase), or decrease any insurance on the Building and property of which the Leased Premises are a part, or on the contents of said Building, or which shall be contrary to any law, regulation, or order from time to time to established or issued by the local Fire Department, or any similar body, or any restriction contained in any of LESSOR'S insurance policies as to the Building and property of which LESSEE has been notified. LESSEE shall, within 30 days after demand accompanied by reasonable evidence, reimburse LESSOR, all extra insurance premiums caused by LESSEE's use of the Leased Premises for other than standard office purposes. LESSOR shall insure the Building on a replacement cost basis and maintain a policy of commercial liability insurance, all in manner consistent with owners of comparable first class research laboratory and office buildings in the mid-Cambridge submarket. Each party hereby waives any right of recovery against the other for injury or loss covered by insurance maintained or required to be maintained by such party to the extent of the injury or loss covered and paid by the applicable insurance company (or, if such party failed to maintain the insurance required hereunder, which would have been paid by the applicable insurance company if such party had maintained such insurance).

LESSEE shall not vacate the Leased Premises or permit the same to be unoccupied other than during LESSEE's customary non-business days or hours, unless suitable alternative arrangements are made with LESSOR to ensure the security of the Leased Premises and its maintenance in a safe condition not posing any threat of any harm to any other tenants in the Building.

10. Maintenance of Leased Premises. LESSOR shall be responsible for all structural maintenance of the Leased Premises including without limitation the roof of the Building of which the Leased Premises are a part and for the normal maintenance, repair and replacement of all LESSOR's heating and cooling equipment, doors, locks, plumbing, and electrical wiring and base Building electrical and mechanical equipment, elevators, base Building fire and life-safety systems, common areas and lavatories, parking areas and walkways, all in accordance with standards applicable to comparable first class research laboratory and office buildings in the mid-Cambridge submarket, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE, and chemical, water or corrosion damage from any source within the control of LESSEE. LESSEE agrees to maintain at its expense all other elements and components of the Leased Premises in the same condition as they are at the commencement of the Term or as they may be put in during the Term of this lease, normal wear and tear and damage by fire or casualty only excepted, and whenever necessary, to replace light bulbs (after the first six months of the Term), plate glass and other glass therein, acknowledging that the Leased Premises upon delivery are in good order and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, and the like and shall not cause the area surrounding the Leased Premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall not permit the Leased Premises to be overloaded,

damaged, stripped or defaced, suffer any waste of the Leased Premises, nor keep any animals within the Leased Premises (except as otherwise expressly provided herein). Any maintenance which is the responsibility of LESSOR and which is necessitated by some specific aspect of LESSEE's willful acts or negligent use of the Leased Premises shall be at LESSEE's expense. All maintenance provided by LESSOR shall be performed as reasonably required at LESSOR's discretion and except for emergencies, during LESSOR's normal business hours (unless the same shall materially interfere with the operation of LESSEE'S business, in which case during reasonable times that will minimize interference). LESSEE may not keep any animals on the Leased Premises without prior written notice to and approval from LESSOR in each instance, which approval may be denied or conditioned in LESSOR's reasonable discretion. LESSEE shall be solely responsible for maintenance and operation of any and all of its systems installed or servicing the Leased Premises, and shall waive any and all claims against LESSOR and other tenants in the Building for any damage, impairment, or loss relative to these systems unless caused by the acts or negligent or reckless acts of those persons. Specifically, LESSEE shall maintain, at its sole expense, and pay all charges for electrical service and use of, the following: (a) LESSEE's customized "cold room" or "warm room" (if any) and all equipment associated with its operation; and, (b) backflow preventers; (c) acid neutralization chip tanks; and (d) any other specialized equipment or mechanical systems servicing the Leased Premises.

11. Lessee's Alterations to Leased Premises – Condition at Lessor's Delivery – Lessee's Construction Allowance. LESSEE shall not make structural alterations or additions of any kind to the Leased Premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, said consent not to be unreasonably withheld or delayed. Except with respect to decorative work (such as painting and carpeting) for which a building permit is not required, plans and specifications shall be submitted by LESSEE to LESSOR in each instance, in advance of any proposed work, in sufficient detail and scope to enable LESSOR to make a reasonable determination thereon. LESSOR shall not charge LESSEE for any supervisory, management or other fees of its own staff (but may charge LESSEE for any reasonable fees required from third party engineers deemed necessary by LESSOR in order to fully review and approve LESSEE's work). All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. If LESSOR performs any requested services for LESSEE in connection with such alterations or otherwise, any invoice therefor will be promptly paid. LESSEE shall be responsible to use such contractors as will ensure harmonious labor relations in the Building and on the site; and to prevent strikes, work stoppages, picketing and other labor actions. LESSEE shall provide LESSOR with reasonably acceptable general liability and builder's risk insurance certificates naming LESSOR and its lender as additional insureds prior to the commencement of any work by LESSEE. LESSEE shall not permit any mechanics liens, or similar liens, to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released, removed or bonded forthwith without cost to LESSOR. Any alternations undertaken by LESSEE, including without limitation

window blinds or other window treatments, shall be building standard unless LESSOR expressly agrees otherwise. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the Building of which the Leased Premises are a part, provided such changes do not interfere with LESSEE's use or access to such areas and facilities.

Notwithstanding the foregoing, prior to the commencement of the Term hereof LESSOR shall, at its sole cost and expense, deliver the Leased Premises to the LESSEE on the Delivery Date as set forth in Section 32 hereof, in an "AS/IS" condition in all respects; but nevertheless such that:

(i) the Leased Premises conforms to LESSOR's standard Building specifications with all base building systems in good working condition and suitable for general laboratory uses;

(ii) the base Building (including common areas and lavatories) is ADA compliant;

(iii) the Leased Premises is ADA compliant, and with code compliant demising walls and common area corridors; and

(iv) the Leased Premises conforms with the specifications for "Landlord's Work" set forth on Exhibit D hereto;

(v) The following items of "additional work" shall be completed:

- Hoods – LESSOR will complete installation of 2 chemical hoods (not including plumbing), with flammable storage bases for the hoods; and LESSOR will cap cup sink openings

- Electric outlets – LESSOR will provide 12 electrical outlets on knee spaces on lab benches

- Ice Machine – LESSOR will install Tenant provided ice machine

- Fire safety – LESSOR will provide the sprinklers to the Leased Premises and smoke detectors, up to code requirements; and LESSOR will provide 4 fire extinguishers to LESSEE for its use (but makes no warranties or representations of any kind with respect to their use)

- Chemical storage – LESSOR will provide additional chemical storage space to LESSEE as designated by LESSOR on the lower level of the Building, at LESSEE's sole cost and expense

- Loading Dock Signage – LESSSOR will provide directional signage on the Loading Dock.

Any other items of work that LESSEE desires to be done by LESSOR shall be separately priced and agreed to in a "side letter", but shall not be deemed to be a condition for delivery of the Leased Premises by LESSOR nor shall it delay the Delivery Date.

LESSEE may make alterations to the Premises, inclusive of installing and equipping the Premises for laboratory and research use, commencing upon LESSOR's approval of LESSEE's plans and specifications as contemplated above (herein, "LESSEE's Build-Out"). LESSEE's customized improvements to the Leased Premises, including without limitation all laboratory equipment (and including but not limited to hoods, vacuum pumps, and RODI water system(s)) shall be provided and installed at LESSEE's sole cost and expense, and shall remain the property of LESSEE. LESSEE may make alterations to the Leased Premises that include, without limitation, the following: (i) transforming an interior lab into a "glasswash facility" including installation of a glasswasher, autoclave, and pure water systems, (ii) placing cable data and telephone drops throughout the Leased Premises; (iii) carpeting lab offices; (iv) installing shelving; and (v) installing electrical outlets within the Leased Premises and tying into the emergency generator system at the appropriate locuses.

12. Assignment and Subletting. LESSEE covenants and agrees that neither this Lease nor the Term and estate hereby granted, nor any interest therein will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner by reason or by act or omission of LESSEE, or used or occupied, or permitted to be used or occupied, by anyone other than LESSEE, its servants, agents and employees, or for any use or purpose other than as above stated, or be sublet, or offered or advertised for sub-letting, without in each case LESSOR'S prior written consent, which shall not be unreasonably withheld, or delayed. Notwithstanding the foregoing, LESSOR's prior written consent shall not be required for any assignment or sublet to an entity which owns or controls LESSEE, or is owned or controlled by LESSEE, or is under common ownership or control with LESSEE, or any entity succeeding to LESSEE as a direct result of a merger or consolidation or asset or stock transfer ("Permitted Transfer"). Additionally, LESSEE may enter into an office sharing agreement for portions of the Leased Premises with Alnara Pharmaceuticals, Inc., during the first and second Lease Years hereunder (the "Permitted Office Share"). Such Permitted Office Share shall be on terms and conditions satisfactory to LESSEE and will not require LESSOR's consent; shall not be subject to the Rent Mark Up (as defined below) due to the LESSOR; and shall not trigger LESSOR's recapture rights (as set forth below).

The grounds upon which LESSOR may reasonably withhold its consent are as follows:

(i) The prospective assignee's or sublessee's intended use of the Premises is not a permitted use under or will not conform with the restrictions set forth in Section 6 of the Lease; or,

(ii) The nature, character, class and standards of the prospective assignee's or sublessee's business will not be consistent with those of other lessees in the Building; or,

(iii) The financial strength and reliability of a prospective assignee is not sufficient, in LESSOR's reasonable business judgment, to meet all of LESSEE's obligations to be performed as of and from the date of said assignment. The prospective assignee must produce to LESSOR's accountants, if available, a verified and current audited financial statement, (or if none has been prepared by said prospective assignee within the past three years, a CPA or CFO certified current financial statement); or,

(iv) The operations of the prospective assignee or sub-lessee will violate any exclusive or other rights given any other lessees in the Building; or,

(v) The failure of LESSOR's institutional mortgage lender(s) to consent, if required by the terms of the mortgage (LESSOR to use diligent efforts to request such consent).

LESSOR, in addition to Annual Base Rent and all Additional Rent hereunder, shall be entitled to fifty (50%) percent of the amount of any and all sums assessed or collected by LESSEE, in whatever form, attributable arising out of any permitted subletting or assignment (after deduction for reasonable and actual brokerage commissions and reasonable and actual attorneys fees incurred which exceed said Annual Base Rent or Additional Rent hereunder, (herein, "Rent Mark-Up").

Notwithstanding LESSOR's consent to the assignment or subletting, as contemplated above, LESSEE shall remain primarily liable to LESSOR for the payment of all Rent and for the full performance of the covenants and conditions of this Lease; and LESSOR may (immediately in the case of an assignment, or in the case of a sublease after default by LESSEE after notice and expiration or any applicable cure period) collect all sums due as Rent directly from the assignee/subtenant.

Notwithstanding the foregoing, in the event that LESSEE desires to assign this Lease (other than a Permitted Transfer) or sublet the Premises or any portion thereof (other than a Permitted Transfer or a Permitted Office Share), LESSEE shall in each such instance notify the LESSOR in writing, stating the intended effective date of the proposed assignment or sublet (the "Assignment/Sublet Effective Date"). LESSOR shall have a period of 60 days from the date it receives such notice to exercise an election to recapture the Take Back Space (as such term is defined below) in accordance with terms and conditions of this paragraph, in LESSOR's sole discretion and without any obligation to do so. LESSEE shall provide LESSOR, upon request, any material information in the possession of LESSEE (or its intended assignee or subtenant) reasonably necessary for LESSOR to make its decision LESSEE shall identify to LESSOR the space proposed to

be assigned or sublet (the "Take Back Space") and the term of the proposed sublease (if less than the entire remaining term). If LESSOR elects to recapture the Take Back Space, LESSOR shall send written notice thereof to LESSEE within such 60 day period, time of the essence; and LESSEE shall be irrevocably bound to surrender and vacate the Take Back Space as if the Term of the Lease had expired on the Assignment/Sublet Effective Date set forth in the LESSEE's initial notice to LESSOR; and provided LESSEE vacates and surrenders on said date, without being in default of any provision hereof as of said date, this Lease shall be null and void and without recourse to either party hereto with respect to such space (but for terms and conditions contemplated herein to survive termination of this Lease) and, if such recapture is for less than the entire Premises, the Rent and Tenant's Allocable Percentage hereunder shall be adjusted pro-rata. If LESSOR fails to exercise its option to recapture the Take Back Space strictly in accordance with terms of this paragraph then LESSOR shall have no further rights under this section to recapture the Take Back Space and LESSEE shall be free to sublet or assign the Take Back Space subject to LESSOR's consent requirements set forth herein, but only as to the Take Back Space and the identified parties. LESSEE shall not be entitled to any payments, commissions, credits, offsets, or any kind or nature arising from said sublet, nor shall any individual or entity acting by, through, or under LESSEE be so entitled. If LESSOR elects to recapture the Take Back Space in accordance with terms herein, LESSEE shall be subject to the penalties for holding over set forth in this Lease, if it fails to vacate and surrender the Premises or applicable portion thereof by the Sublet/Assignment Effective Date, or if it fails to discharge (or cause its lenders or others with which LESSEE has dealt to discharge) any and all liens or other encumbrances, notices, or restrictions on its leasehold or contractual interest in and to the Premises or applicable portion thereof as of said date. Nothing in this paragraph shall require LESSOR to make an election to take back the Premises or applicable portion thereof, and nothing in the aforesaid process shall relieve LESSEE of its liability under this Lease should LESSOR elect not to take back the Premises or applicable portion thereof.

13. Subordination. This Lease shall be subject and subordinate to any and all instruments of record, mortgages, and other instruments in the nature of a mortgage, extant or coming into existence at any time hereafter, and LESSEE shall, when requested, promptly within fifteen (15) days of request, execute and deliver such reasonable written instruments (on LESSOR's lender's form) as shall be reasonably necessary to show the subordination of this lease to said instruments of record, mortgages, or other such instruments in the nature of a mortgage; and LESSOR shall use best efforts to ensure that the holders of such mortgages provide LESSEE with non-disturbance agreements recognizing the rights of LESSEE under this Lease. The LESSOR's lender's SNDA form attached hereto as Exhibit F and the terms and conditions set forth herein shall be deemed to be presumptively reasonable with respect to the foregoing standard.

Notwithstanding the foregoing, LESSOR shall promptly obtain non-disturbance agreements from any ground or underlying lessors or present or future mortgagees of Landlord's interest in the Leased Premises, in exchange for the execution of the subordination agreement by the LESSEE. The subordination of this Lease to mortgages

hereinafter placed on the Building or land (as described above) shall be conditioned on the receipt by LESSEE from the mortgagee of a non-disturbance agreement, in recordable form, providing in substance that in the event of a foreclosure of such mortgage, this Lease, and LESSEE'S possession shall not be disturbed. The LESSOR's lender's SNDA form attached hereto and the terms and conditions set forth herein shall be deemed to be presumptively reasonable with respect to the foregoing standard.

14. Lessor's Access to Leased Premises. LESSOR or agents of LESSOR may at reasonable times and upon reasonable notice where possible enter to view the Leased Premises and may remove any signs not approved and affixed as herein provided, and may make repairs and alterations as LESSOR is required or elects to do and repairs which LESSEE is required but has failed to do (but only after notice and an opportunity to repair being provided to LESSEE), and may show the Leased Premises to prospective mortgagees, appraisers, brokers, and others and, during the final year of the Term, to prospective tenants. Additionally, to the extent necessary to service other portions of the Leased Premises or the common areas or other tenant spaces in the building; LESSOR may add, relocate, or maintain a chase, pipes, conduits, or ducts, within the Leased Premises provided the aforesaid do not materially interfere with LESSEE's use of the Leased Premises or its aesthetics or materially reduce the useable space within the Leased Premises. Any entry by LESSOR onto the Leased Premises for this purpose shall be done in such manner as to minimally interfere with the business conducted thereon by LESSEE, and undertaken with reasonable steps to protect LESSEE's property.

15. Snow Removal. LESSOR will be responsible for the removal or other treatment of snow and ice on walkways, sidewalks, entryways and parking areas. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR harmless from any and all claims by LESSEE's agents, representatives, employees or business invitees for damage or personal injury resulting in any way from snow or ice on any area serving the Building, provided LESSOR has performed this obligation absent LESSOR's gross negligence or willful misconduct.

16. Access and Parking. LESSEE shall be granted, at current rates (which may be increased from time to time to reflect market increases), the right to park up to twelve (12) cars in the Building's on-site indoor parking lot or facility on an unassigned and unreserved basis, in single or tandem spaces or on a valet basis which LESSOR in its sole discretion shall designate from time to time. The initial parking rate therefor shall be $ 210 per month, per car, which monthly rate may be changed by LESSOR in its discretion subject to and reflective of periodic market changes. All payments for these parking rights shall be considered to be Additional Rent under this Lease. Additionally, LESSEE shall be entitled to up to an additional four (4) parking spaces (i.e. sixteen (16) parking spaces in total) in the building garage (but only on a valet basis, and only to the extent LESSOR is providing valet service to the building garage, which LESSOR shall not be obligated to do), at then current rates as set by LESSOR in its discretion. The Building garage, plus any stairs, walkways or other means of ingress or egress controlled by the LESSOR shall not in any case be considered extensions of the Leased Premises.

LESSEE will not obstruct in any manner any portion of the Building or the walkways or approaches to the Building, and will conform to all reasonable and non-discriminatory rules now or hereafter made by LESSOR for parking, and for the access and egress, security, care, use, or alteration of the Building garage, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation to LESSEE. No vehicles shall be stored or left in any parking area for more than three (3) nights without LESSOR's written approval. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight at any time. LESSEE agrees to assume all expense and risk for the towing of any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, business invitees, or callers, at any time. For the purpose of this section the term "space" shall mean general access for one motor vehicle. All vehicles shall be parked and left on the premises at their owners' sole risk and LESSOR shall not be liable for any damages caused to said vehicles while they are parked or left on the premises, except to the extent due to LESSOR'S negligence or willful misconduct.

17. **Lessee's Liability Insurance.** LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever occurring in or on the Leased Premises from whatever cause arising, (unless caused by the negligent acts or omissions of LESSOR), and damage to property to whomsoever belonging arising out of the use, control, condition or occupation of the Leased Premises by LESSEE; and LESSEE agrees to indemnify and save harmless LESSOR from any and all liability, reasonable expenses, damage, causes of action, suits, claims or judgments caused by or in any way growing out of any matters aforesaid. LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE, LESSOR (and its lenders and any other entity reasonably requested by LESSOR) against any claims based on bodily injury (including death) arising out of the condition of the Leased Premises or their use by LESSEE, such policy to insure LESSEE, LESSOR and said other entities against any claim up to Three Million ($3,000,000.00) Dollars per occurrence for personal injury or damage to property. LESSOR and its lenders shall be included in such policy as additional insureds. LESSEE will promptly file with LESSOR certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days prior written notice to each insured named therein.

18. **Fire, Casualty, Eminent Domain.** Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, a just and proportionate abatement of rent shall be made, and LESSOR may elect to terminate this Lease by written notice given within sixty (60) days of the fire, casualty or taking, in which case this Lease shall terminate as of the date of such fire, casualty or taking. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for LESSEE's use, a just and proportionate abatement of rent shall be made, and LESSEE may elect to terminate this Lease if: (a) LESSOR fails to give written notice within sixty (60) days of intention to

restore Leased Premises, or (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for LESSEE's use within one hundred eighty (180) days of said fire, casualty or taking, or (c) Leased Premises cannot reasonably be anticipated to be restored to a condition substantially suitable for LESSEE's use within one hundred eighty (180) days of said fire, casualty or taking. If any portion of the Leased Premises are damaged by fire or other casualty or taken by eminent domain and no termination has been elected, a just and proportionate abatement of rent shall be made, and LESSOR shall proceed with diligence to restore the Leased Premises. LESSOR reserves all rights for all damages or injury to the Leased Premises for any taking by eminent domain; except for damage to LESSEE's moveable fixtures, property or equipment, or moving expenses, which are specifically allocated to LESSEE by the taking authority or arbitrators.

19. Brokerage. LESSEE and LESSOR each warrants and represents to the other that they have dealt with no broker or third person with respect to this Lease or the Leased Premises or Building entitled to a commission as a result of this Lease, other than CB Richard Ellis and Colliers Meredith & Grew, whose fee shall be paid by LESSOR pursuant to a separate written agreement; and LESSOR and LESSEE each agree to indemnify and hold harmless the other from any fees, expenses, or damages arising from breach of the above warranty.

20. Signage. LESSEE shall have the right, at LESSOR's expense, to have its name included in any central directory in the Building's lobby maintained by LESSOR listing the Building's other tenants. LESSOR authorizes LESSEE, if desired, to display one sign on LESSEE's office entrance door (at LESSEE's expense) consistent with similar signs of other tenants. LESSEE shall obtain the written consent of LESSOR before erecting any sign on the Leased Premises visible from outside the Leased Premises, which consent may be conditioned on compliance with LESSOR's requests as to size, wording, and location of such signs, but which shall not be unreasonably withheld or delayed.

21. Default. In the event that: (a) LESSEE shall default in the payment of the security deposit or any installment of Annual Base Rent of any Additional Rent, and such default shall continue for five (5) business days after written notice thereof; or (b) LESSEE shall default in the observance or performance of any other of LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or within such longer time as may be reasonably necessary provided LESSEE commences to cure within such 30-day period and diligently pursues such cure to completion; (c) LESSEE shall be declared bankrupt or insolvent according to law, or if any voluntary or involuntary petition for bankruptcy is filed against LESSEE and not discharged within sixty (60) days from filing; or if any assignment shall be made of LESSEE's property for the benefit of creditors; then, while such default continues, and without demand or further notice, LESSOR shall have the right to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used for arrears of rent and other default of breach of covenant. LESSEE shall indemnify

LESSOR against all loss of Rent and other payments which LESSOR may incur by reason of such termination during the remainder of the term, it being expressly understood that LESSOR shall use reasonable efforts to relet the Leased Premises and collect all rents from such reletting. If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any one of the provisions in any section of this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may after the expiration of any applicable cure period, remedy same for the account and at the expense of LESSEE, (including but not limited to application of any or all of the Security Deposit held by LESSOR). If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen percent per annum and costs, shall be paid to LESSOR by LESSEE as additional rent. Upon default of this Lease by LESSEE, and because the payment of Rent in monthly installments is for the sole convenience of LESSEE, the entire balance of the Rent which would accrue hereunder shall at the option of LESSOR become immediately due and payable. The foregoing shall be subject to LESSOR's agreement to take reasonable steps to mitigate its damages (in which case the LESSOR shall repay to LESSEE the mitigated amount against the accelerated Rent paid by LESSEE), but such mitigation shall not be construed to require LESSOR to lease to any substitute tenant: (a) at any Rent that is less than the lower of: (i) the Rent that is set forth in this Lease, or (ii) the Rent for comparable space in the Building being marketed by LESSOR as of the date of the default; (b) for a Term that is less than the remaining balance of the Term of the Lease; (c) on any terms or conditions that are materially less favorable to LESSOR than those set forth in the Lease; or (d) if such substitute tenant is reasonably objectionable to the LESSOR. Notwithstanding the foregoing, LESSEE agrees to pay reasonable attorney's fees incurred by LESSOR in enforcing any or all obligations of LESSEE under this Lease at any time.

22. Notices. Any notice from LESSOR to LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to the Leased Premises or LESSEE's last designated address by reputable overnight courier with receipt acknowledged, or by certified mail, return receipt requested, postage prepaid, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to LESSOR or reputable overnight courier with receipt acknowledged, or by certified mail, return receipt requested, postage prepaid, addressed to: Rivertech Associates II, LLC 575 Boylston Street, Boston, Massachusetts 02116 or at LESSOR's last designated address. Notices shall be deemed given upon the date of actual delivery or refusal to accept delivery. Time is of the essence in delivery of any notice, and the performance of any obligations relating thereto.

23. Lessee's Occupancy. In the event that LESSEE remains in any part of the Leased Premises after the agreed termination date of this Lease without the written permission of

LESSOR, then all other terms of this Lease shall continue to apply, except that LESSEE shall be liable to LESSOR for any direct loss, damages or expenses incurred by LESSOR (but not consequential damages), and all Annual Base Rent and other Rent shall be due in full monthly installments at a rate of two hundred fifty (250%) percent of that which would otherwise be due under this Lease, it being understood between the parties that such extended occupancy as a tenant at sufferance is solely for the benefit and convenience of LESSEE.

24. **Rules and Regulations.** LESSEE and LESSEE's servants, employees, agents, invitees and licensees shall observe faithfully and comply strictly with such reasonable and non-discriminatory rules and regulations governing the use of the Building and site and all common areas as LESSOR may from time to time, adopt and of which LESSEE has been notified.

25. **Outside Area Limitations.** No goods or things of any type or description shall be held or stored outside the Leased Premises at any time without the express written approval of LESSOR, except bicycles which shall be stored only in the bicycle rack to be provided by LESSOR.

26. **Environmental Compliance.** LESSEE will conduct its operations within the Leased Premises so as not to interfere in any way with the use and enjoyment of other tenants in the Building, by reason of offensive odors, smells, noise, accumulation of garbage or trash, vermin or other pests or otherwise and will, at its expense, employ a professional pest control service if necessary as a result of LESSEE's operations. LESSEE agrees to maintain efficient and effective device for preventing damage to heating equipment from harmful solvents, degreasers, or cutting oils, which may be used within the Leased Premises. No hazardous wastes, radioactive materials chemicals or harmful biological agents or materials of any sort shall be stored or allowed to remain within the Leased Premises at any time, without LESSOR's prior notice and consent, which consent shall not be unreasonably withheld or delayed. LESSOR hereby expressly approves LESSEE's storage and use of the chemicals and materials listed on Exhibit E attached hereto in the Leased Premises.

Prior to vacating the Leased Premises at the end of the Term (or any applicable extension), or sooner in the event of a default hereunder that remains uncured after any notice or cure period, LESSEE at its sole cost and expense shall provide LESSOR with an environmental audit by a qualified environmental engineering firm reasonably satisfactory to LESSOR. The aforesaid environmental audit shall affirmatively certify that the Leased Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, bacteriological agents or organisms which would render the Leased Premises in violation of G.L.c.21E, CERCLA, or SARA, or any regulations, promulgated thereunder. LESSEE shall be responsible to LESSOR (and any Lenders to the Building) for any and all environmental hazards or conditions which did not appear on the environmental audit provided to LESSOR by the LESSEE, and which preclude or condition the foregoing affirmative certification due from LESSEE as

contemplated above, to the extent said hazards or conditions are reasonably attributable to LESSEE's activities and use of their space.

LESSOR represents and warrants that LESSOR has not received any current outstanding notices that the Building and all tenants of the Building are not in compliance with all applicable laws rules and regulations, including, but not limited to, environmental laws.

27. **Responsibility.** Except to the extent due to LESSOR's negligence or willful misconduct, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage or escape of water or for cessation of any service rendered customarily to said Leased Premises or buildings or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's immediate control. In the event there is an interruption of either services or any other event within LESSOR's control which materially interferes with LESSEE's use and enjoyment of the Leased Premises (in whole or in substantial part) and which interruption continues uninterrupted for more than five (5) business days, then Rent shall be proportionately abated until use is restored.

28. **Surrender.** LESSEE shall have the right, but not the obligation, to remove, at the expiration or sooner termination of this Lease, (except upon LESSEE's uncured Event of Default) any and all LESSEE's Property purchased, paid for, and brought into or installed in the Leased Premises by LESSEE after the execution of this Lease, including without limitation trade fixtures, furniture, and equipment (collectively, "Lessee's Property"); however, LESSEE shall, prior to the expiration or sooner termination of the Lease, repair any damage caused by such removal. LESSEE shall deliver to LESSOR the Leased Premises and all keys locks, and, except for LESSEE's Property, all built-in fixtures, built-in equipment, alterations, additions and improvements made to or upon the Leased Premises prior to the execution of this Lease, including but not limited to any offices, partitions, cold room, plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, exhaust fans or heaters, built-in water coolers, burglar alarms, telephone wiring, wooden or metal shelving which has been bolted, welded or otherwise attached to any concrete or steel, member of the Building, compressors, air or gas distribution piping, cabinetry, overhead cranes, hoists, trolleys or conveyors, counters or signs attached to walls or floors, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, distribution panels, bus ducts, raceways, outlets and disconnects, and excluding the compressors, and any built-in component work stations that LESSEE may install during the term. LESSEE shall deliver the Leased Premises reasonable wear and tear and damage by fire or other casualty only excepted. In the event of LESSEE's failure to remove any of LESSEE's Property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto and at the sole risk of LESSEE to remove and store any such property at LESSEE's expense, or to retain same under LESSOR's control or to sell at

public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned.

29. Quiet Enjoyment. So long as LESSEE keeps, observes and performs each of the terms herein contained on the part of LESSEE to be kept, observed and performed, LESSEE shall quietly enjoy the Leased Premises without hindrance or molestation by LESSOR or any parties claiming through LESSOR.

30. Miscellaneous Provisions. The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations occurring as of the beginning of the term of this lease, or thereafter while LESSOR of the Leased Premises. The obligations of LESSOR and LESSEE shall not be binding upon any director, officer, shareholder, partner, Trustee or beneficiary of LESSOR or LESSEE. Notwithstanding the definition herein of "Commencement Date", "Termination Date", or "Term", or LESSOR's obligations to deliver the Premises, this Lease shall be binding and enforceable as against the parties hereto as of the date of its execution.

31. Waivers and Legal Limitations. No consent or waiver, express or implied, by LESSOR or LESSEE, to or of any other breach of the other party of any covenant, condition or duty of that party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the extent. "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

32. Lessor's Delivery of the Leased Premises. The date upon which LESSOR first delivers the Leased Premises to LESSEE in compliance with the terms and conditions of this Lease (including but not limited to providing a current valid Certificate of Occupancy for the Leased Premises) is referred to herein as the "Delivery Date." The Delivery Date shall be conclusively established by delivery of a notice to LESSEE granting LESSEE access to the Leased Premises accompanied by a Certificate of Occupancy for the Leased Premises on the 4th floor of the Building (the "Delivery Notice"). The Lease Premises will comply with the conditions set forth in Section 11 hereof as of the Delivery Date.

Notwithstanding the Delivery Date or subsequent Commencement Date as contemplated in Section 1 hereof, this Lease shall take effect and be binding upon the parties hereto as of its execution.

33. Option to Extend. LESSEE, provided it is not then in default under this Lease after notice and the expiration of any applicable cure period, or has not defaulted after notice and the expiration of any applicable cure period more than two times, shall have an option to extend its tenancy as to the Leased Premises, on the terms and conditions herein, for one additional period of thirty six (36) months at the then current "Market Rent", (including annual escalations thereon for each year of the extended term based on increases in the consumer price index or fixed increases, as the case may be, in accordance with then prevailing market forces), (herein, the "Extended Term"). Said Extended Term shall commence, subject to proper exercise of LESSEE's option hereunder, on the Termination Date of the original Term, and shall terminate on that date which is thirty six (36) months after the original Termination Date.

LESSEE shall exercise its option by delivering to LESSOR its written notice not later than twelve (12) full months prior to the original Termination Date. Once delivered, written notice to extend is irrevocable.

"Market Rent" as used herein shall be that rent charged for comparable first class research laboratory and office space in the mid-Cambridge submarket as of the end of the original Term; but in no event shall "Market Rent" for the Extended Term be less than that figure payable by LESSEE during the last Lease Year of the original Term. If, after good faith attempts, but no later than sixty (60) days prior to the expiration of the original Term, the LESSOR and LESSEE cannot agree on a figure representing Market Rent, then either party, upon written notice to the other, may request arbitration of the issue as provided in this section. Within fourteen (14) days of the request for arbitration, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston/Cambridge to serve as that party's appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall each submit their final reports to the parties within thirty (30) days of their selection. The two appraisers shall meet within the next fourteen (14) days to reconcile their reports and collaboratively determine the Market Rent. They shall make their determination in writing, including a statement if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Market Rent figure which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, and make his own determination as to the figure representing Market Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties.

Annual Base Rent and Additional Rent during any Extended Term shall be payable in advance, in equal monthly installments on the first day of each calendar month.

34. Extended Term Additional Rent. LESSEE in addition to the sums payable annually to LESSOR as Annual Base Rent, shall pay to LESSOR for each year of any

Extended Term, as Additional Rent, LESSEE's Allocable Percentage (as determined by the approximate total rentable space leased) for Operating Expenses, Real Estate Taxes and Utilities as contemplated in Sections 3, 4 and 7 hereof.

35. Estoppel Certificates. Upon not less than fifteen days prior written request by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR a statement in writing certifying that that to the best of LESSEE's knowledge this Lease is unmodified and in full force and effect and that LESSEE has at the time of such statement no defenses, offsets or counterclaims against its obligations to pay Annual Base Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Annual Base Rent and Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchase or mortgagee of the Premises, or any prospective assignee of any such mortgagee or the LESSOR. Upon not less than fifteen days prior written request by LESSEE, LESSOR shall deliver a similar statement in writing to LESSEE, and any such statement may be relied upon by any prospective sublessee or assignee of this Lease.

36. Governing Law. This Lease constitutes the full and complete agreement between the parties shall be construed under and according to the laws of the Commonwealth of Massachusetts. Any provision of this Lease which is deemed void or unenforceable shall not invalidate or render void or unenforceable the entire Lease.

[Signatures Provided on the Following Page]

IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and seals and intend to be legally bound hereby as of the date first written above.

LESSOR

RIVERTECH ASSOCIATES II, LLC
By Rivertech Associates II, Inc.,
its duly authorized Manager

By: ______________________
Robert Epstein, President

LESSEE

NEOSTEM, INC.

By: ______________________

By: Robin Smith M.D. CEO

INDENTURE OF LEASE

by and between

RIVERTECH ASSOCIATES II, LLC

("LESSOR")

and

NEOSTEM, INC.

("LESSEE")

RIVERSIDE TECHNOLOGY CENTER

840 Memorial Drive
Cambridge, Massachusetts

NEOSTEM, INC.
EXHIBIT A

See Lease Plan attached hereto and incorporated herein


M
W
Elevators

OFFICE/LABORATORY SUITE
8,060 RSF

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Four

NeoStem


Laboratory 1
Lab 2
Office
M
W
Elevators
Conference
Office

Riverside Technology Center
840 Memorial Drive
Cambridge, MA

Floor Three

ACID WASTE ROOM
50 RSF

NEOSTEM, INC.
EXHIBIT B

See Operating Expense Schedule attached hereto and incorporated herein

Operating Expenses 2008
840 Memorial Drive - Riverside Technology Center

DESCRIPTION	Total	PSF
HEAT	$64,285	$0.50
BUILDING ELECTRIC	$393,372	$3.05
WATER & SEWER	$19,053	$0.15
ELEVATOR MAINTENANCE	$15,398	$0.12
PARKING/CAFÉ EXPENSE	$27,770	$0.22
RUBBISH REMOVAL	$17,526	$0.14
INSURANCE	$33,304	$0.26
GROUNDS CARE	$24,004	$0.19
LEGAL/ACCT/ADMIN	$16,771	$0.13
JANITORIAL SERVICES	$37,737	$0.29
GENERAL MAINTENANCE	$50,100	$0.39
HVAC MAINTENANCE	$45,383	$0.35
LIFE SAFETY SYSTEMS	$24,188	$0.19
MANAGEMENT *	$281,571	$2.18
Total Operating Expenses	**$1,050,462**	**$8.16**
Real Estate Taxes (FY 2009)	**$735,231**	**$5.70**

* Based upon 5% of income but not less than this amount

Tenant's Applicable Percentage is as follows:
As to the Leased Premises: 6.29%.

NEOSTEM, INC.
EXHIBIT C

See Letter of Credit Form attached hereto and incorporated herein

[Issuing Bank Letterhead]

STANDBY LETTER OF CREDIT NUMBER: [Insert #] Date: [Insert Date]

BENEFICIARY

RIVERTECH ASSOCIATES II, LLC
C/o The Abbey Group
575 Boylston Street 8th Floor
Boston, Massachusetts 02116

APPLICANT

____
[Insert Applicant's Name Address]

Gentlemen:

At the request and on the instructions of [Insert Tenant Name], we hereby issue our Irrevocable Letter of Credit in your favor in an amount not to exceed in the aggregate USD [Insert Amount] available by your draft(s) drawn at sight on [Insert Bank Name] when accompanied by the following:

(1) The original of this Letter of Credit and amendment(s) if any.
(2) A statement, on the letterhead of and purportedly signed by an authorized officer of the Beneficiary, dated the same date as the draft, exactly in the format of the attached Exhibit A.

This Letter of Credit, including the attached EXHIBIT A (which form an integral part of the Credit), sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

It is a condition of this Letter of Credit that it shall be automatically extended, without amendment, for an additional period of one (1) year from the present or any further expiration date, unless forty five (45) days prior to such date, we notify you in writing by overnight courier service that we elect not to renew this Letter of Credit for any such additional period. The FINAL EXPIRY DATE is [Insert Final Expiration Date]. Our notice of non renewal will be sent to the Beneficiary, at the address given in this Letter of Credit, unless we are otherwise notified by the Beneficiary, in writing via registered mail, return receipt requested, of a charge of address.

Drafts drawn hereunder must be marked: "Drawn under [Insert Issuing Bank Name] Irrevocable Letter of Credit Number [Insert Number] dated [Insert Date].

We engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon delivery of documents to us at [Insert

Presentation Location] if presented on or before the close of business on **[Insert Initial Expiration Date]** or any automatically extended date.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce, Publication No: 400.

Very truly yours,

____________________ ____________________

Authorized Signature Authorized Signature

IRREVOCABLE LETTER OF CREDIT

Exhibit A

The undersigned is a duly authorized agent of the Landlord, familiar with the Lease to ______________________, dated ______________; hereby affirms that there has occurred an event of default under the Lease that has not been cured within any allowed notice, grace and cure periods (or alternatively, the Letter of Credit has not be timely renewed as required by the Lease); and that Landlord is entitled to liquidate this Letter of Credit to satisfy said default (or renewal obligations) under the terms and conditions of the Lease, in the amount of $ __________.

RIVERTECH ASSOCIATES II, LLC
(Landlord)

By:____________________________

NEOSTEM, INC.
EXHIBIT D

See "Landlord's Work" specifications attached hereto and incorporated herein

Chris C. Tsouros

From: Goodman Alan [agoodman@THEABBEYGROUP.COM]

Sent: Friday, August 14, 2009 12:07 PM

To: Goldstein Marc

Cc: Chris C. Tsouros

Subject: Neostem clarifications

1. Landlord to install 2 existing chemical fume hoods, including capping cup sink opening and provide flammable storage cabinet on right base of each fume hood. Landlord to provide subcontractor cost to tenant for connecting vacuum to the main piping. Such work shall be separate from the lease and accomplished at tenant's sole cost.

2. Landlord to provide cost for conversion of portion of three existing benches to desk areas as requested by tenant. Such work shall be separate from the lease and accomplished at tenant's sole cost.

3. Landlord shall provide one 110v duplex electrical outlet to one knee space on each side of each of the six benches.

4. Landlord shall install tenant's ice machine in or adjacent to the existing drains in the autoclave room.

5. Landlord shall make available at tenant's sole cost and expense up to a maximium of 150rsf of additional chemical storage space on the lower level of the building if required by the Fire Prevention, City of Cambridge.

NeoStem

Floor Four
840 Memorial Drive
Cambridge, MA

July 23, 2009

CONDITION OF PREMISES

ADMINISTRATIVE AREA and OFFICE SPACE IN R&D AREA

Partitions: Partitions are located as indicated on accompanying plan. Existing and new walls are comprised of gwb over steel studs and extend from floor to the underside of the suspended ceiling. The walls demising the Administrative areas from R&D areas extend to the underside of the deck above. Walls and trim are finished with two coats water based paint.

Glass Panels: Where they exist, glass panels consist of safety glass set in wood frames.

Entry: Entry consists of a glass door with glass sidelight.

Doors: Existing doors have been reused and relocated as necessary. All hardware are lever handles with brushed stainless finish.

Floors: Except for the kitchenette, all areas in the administrative area have been covered with Shaw Contract nylon loop carpet from "Turn Key Collection. 4" vinyl cove base has been installed at intersection of walls and carpet/vct. Vinyl tile has been installed in the floor of the kitchenette.

Ceilings: All existing ceiling tiles have been replaced with new tiles in the existing ceiling grid.

Lighting: All existing fluorescent lights have been removed and replaced with new 2x4 and 2x2 indirect fluorescent lights recessed in existing ceiling grid.

HVAC: The base building HVAC distribution system has been inspected and adjusted as necessary to assure distribution, airflow, and proper operation of thermostats and variable air volume (VAV) boxes. A supplemental air conditioning unit servicing the corner "conference room" has been inspected and put in operable condition.

Kitchenette: A kitchenette has been provided as indicated in the plans consisting of plastic laminate base and upper cabinets, a stainless steel sink with faucet and hot and cold water supply drained to the building sanitary line, and adjacent space for an 18cu ft upright refrigerator to be provided by the tenant. Vinyl tile with vinyl cove base has been installed.

Electrical: Landlord has provided electrical outlets throughout the administration area and the office space in the R&D area in the form of existing and new 110v outlets. All utilities servicing the tenant's premises and equipment are separately metered and will be read monthly by the landlord for reimbursement by the tenant.

Furnishings: No reception desk cubicles, work stations or furniture of any sort shall be provided by the landlord.

R&D AREA

Partitions: New partitions consist of existing walls comprised of 5/8"gwb over steel studs and extending from floor to the underside of suspended ceiling. Walls and trim are finished with two coats water based paint.

Doors: Existing doors have been reused and relocated as necessary. All hardware are lever handles with brushed stainless finish.

Floors: In all laboratory and support areas floors have been covered with vinyl tile with vinyl base. In the Tissue Culture Suite and Glasswash/Autoclave area floors have been covered with seamless vinyl with integral vinyl base.

Ceilings: Except for the Tissue Culture Suite, new building standard ceiling tiles have been installed in the existing grid. In the Tissue Culture Suite new solid surface scrubbable ceiling tiles have been installed in the existing ceiling grid.

Lighting: Except for the Tissue Culture and Glasswash/Autoclave areas, existing 2x4 and 2x2 fluorescent lights have been replaced with new 2x4 and 2x2 indirect fluorescent lights. The existing ceiling grid shall be reused. Solid surface lens type fluorescent lights have been used in the Tissue Culture and Glasswash/Autoclave rooms.

BENCHES: Six lab benches have been installed consisting of oak base cabinets and acid resistant laminate benchtops. Three stainless steel lab sinks with protected hot and cold water and deck mounted emergency eyewash stations have also been installed. Each bench has bench mounted electrical outlets and vacuum turrets which, at tenants cost, may be connected to tenant provided vacuum pump. A two tier reagent shelf is also provided on each benchtop.

HVAC: The base building HVAC distribution system has been inspected and adjusted as necessary to assure distribution, airflow, and proper operation of thermostats and variable air volume (VAV) boxes. The three existing supplemental air conditioning units have been inspected and put in operable condition. Two of these supplementary systems service the main laboratory and one services the Tissue Culture Suite. All tenant specific mechanical systems shall be warranted for proper operation for a period of six months provided tenant enters into an appropriate preventive maintenance agreement for this equipment as stated below. The two six foot existing fume hoods shall be connected to a roof mounted exhaust fan and shall be balanced to assure a minimum of 900cfm airflow exhaust. Make up air shall be provided from a roof mounted make-up-air unit. The cost of operating both exhaust fan and make up air unit shall be a tenant expense. All Tenant-specific mechanical equipment shall be put on a preventive maintenance agreement by the tenant and at Tenant's expense for the duration of the Lease.

Plumbing and Waste: The main cold water supply to the lab is located in the "lab support" room which also contains a hot water heater, a water check meter and a backflow prevention device.

All lab waste is contained in polyethylene piping and leads to an acid waste system consisting of a tank with limestone chips located in an accessible location on the third floor directly below the premises.

Autoclave & Glasswash: The landlord has provided a room in which a glasswash & autoclave can be installed. Actual equipment will be the responsibility of the tenant. A separate laboratory sink with protected hot and cold water and

eyewash shall be provided in a location of the tenant's choosing. Two floor drains have been installed as well as a seamless vinyl floor with integral base.

Electrical: Landlord has provided power to various locations within the laboratory in the form of existing 110v and 208v outlets. If desired, tenant, at their expense, may connect to the back up generator which is located in the building and share the cost of maintenance and repairs with any other tenants who are also connected to it.

All electrical power, natural gas and water to the tenant's premises and equipment will be separately metered and read monthly by the landlord for reimbursement by the tenant.

NEOSTEM, INC.
EXHIBIT E

See list of permitted materials etc. attached hereto and incorporated herein

Narrative provided by NeoStem, Inc. pursuant to Lease Section 6

All the anticipated research activities in NeoStem R&D lab will be at Bio Safety level - 2 (BL-2). Research activities will include: Biological agents - Human and Animal (blood, primary cell cultures, cell lines)

Research Animals - small animals (e.g. rodents - mice, rats, rabbits)
Micro-organisms - Viruses for transfecting cells, etc
Bacteriological agents - Bacteria for molecular cloning experiments, etc
Pathological agents - No select pathological agents will be used

We will have all the required safety mechanisms in place to conduct BL-2 level research.

NEOSTEM, INC.
EXHIBIT F

See LESSOR's current lender's SNDA Form attached hereto and incorporated herein (as a "form" under Lease Section 13)

Recording Requested by
and when Recorded return to:

WELLS FARGO BANK, N.A.
Commercial Mortgage Servicing
1320 Willow Pass Road, Suite 300
Concord, CA 94520

Attention: CMS Asset Admin.
Loan No.: 700201416

SUBORDINATION AGREEMENT
and
ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Tenant's Trade Name: NEOSTEM,INC.

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF THE MORTGAGE (DEFINED BELOW).

This SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made as of ________, by and between NeoStem Inc. ("Tenant") and BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14 ("Lender"), with reference to the following facts and intentions of the parties:

RECITALS

A. Rivertech Associates II, LLC ("Owner") is the owner of the land and improvements commonly known as 840 Memorial Drive and more specifically described in Exhibit B attached hereto ("Property") and the owner of the Landlord's interest in the lease identified in Recital B below ("Lease").

B. Tenant is the owner of the tenant's interest in that lease dated August XX, 2009, executed by Owner, as landlord, and Tenant, as tenant. (Said lease is collectively referred to herein as the "Lease").

C. Owner is indebted to Lender under a promissory note in the original principal amount of $43,000,000, which note is secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property ("Mortgage"), dated January 14, 2004 and recorded January 14, 2004 in the Official Records of the County of Middlesex , State of Massachusetts ("Mortgage").

THEREFORE, The parties agree as follows:

1. SUBORDINATION.

 1.1 Prior Lien. The Mortgage, and any modifications, renewals or extensions thereof, shall unconditionally be and at all times remain a lien or charge on the Property prior and superior to the Lease.

1.2 **Entire Agreement**. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien or charge of the Mortgage, and shall supersede and cancel, but only insofar as would affect the priority between the Mortgage and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust, a mortgage or mortgages, a deed or deeds to secure debt or a trust indenture or trust indentures.

1.3 **Disbursements**. Lender, in making disbursements pursuant to the Note, the Mortgage or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part.

1.4 **Subordination**. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property, to the lien of the Mortgage.

2. **NON-DISTURBANCE AND ATTORNMENT**.

2.1 **Non-Disturbance**. Notwithstanding anything to the contrary contained in the Lease, so long as there shall exist no breach, default or event of default (beyond any period given to Tenant in the Lease to cure such default) on the part of Tenant under the Lease at the time of any foreclosure of the Mortgage, Lender agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease.

2.2 **Attornment**. Notwithstanding anything to the contrary contained in the Lease, should title to the leased premises and the landlord's interest in the Lease be transferred to Lender or any other person or entity ("New Owner") by, or in-lieu of judicial or non-judicial foreclosure of the Mortgage, Tenant agrees, for the benefit of New Owner and effective immediately and automatically upon the occurrence of any such transfer, that: (a) Tenant shall pay to New Owner all rental payments required to be made by Tenant pursuant to the terms of the Lease for the remainder of the Lease term; (b) Tenant shall be bound to New Owner in accordance with all of the provisions of the Lease for the remainder of the Lease term; (c) Tenant hereby attorns to New Owner as its landlord, such attornment to be effective and self-operative without the execution of any further instrument; (d) New Owner shall not be liable for any default of any prior landlord under the Lease, including, without limitation, Owner, except where such default is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; (e) New Owner shall not be subject to any offsets or defenses which Tenant may have against any prior landlord under the Lease, including, without limitation, Owner, except where such offsets or defenses arise out of a default of the prior landlord which is continuing at the time New Owner acquires title to the leased premises and New Owner fails to cure same after receiving notice thereof; and (f) New Owner shall not be liable for any obligations of landlord arising under the Lease following any subsequent transfer of the title to the leased premises by New Owner.

3. **ESTOPPEL**. Tenant warrants and represents to Lender, as of the date hereof, that:

3.1 **Lease Effective**. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B.

3.2 **No Default**. To the best of Tenant's knowledge: (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) Tenant has no existing claims, defenses or offsets against rental due or to become due under the Lease.

3.3 Entire Agreement. The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

3.4 Minimum Rent. The annual minimum rent under the Lease is $283,850, subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease.

3.5 Rental Payment Commencement Date: The rents stated in Section 3.4 above will begin or have begun on September XX, 2009.

3.6 Rentable area. The rentable area of the leased premises is 8,110 square feet.

3.7 Commencement Date. The term of the Lease commenced or will commence on September XX, 2009.

3.8 Expiration Date. The term of the Lease will expire on XXXXXXX XX, 2012, subject to Tenant's option to extend set forth in Section 33 of the Lease.

3.9 No Deposits or Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: $84,141.00 security deposit (if none, write "None").

3.10 No Other Assignment. Tenant has received no notice, and is not otherwise aware of, any other assignment of the landlord's interest in the Lease.

3.11 No Purchase Option or Refusal Rights. Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows: None (if none, write "None").

4. MISCELLANEOUS.

4.1 Heirs, Successors and Assigns. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term "Owner" shall be deemed to mean the then current owner of the Property and the landlord's interest in the Lease.

4.2 Addresses; Request for Notice. All notices and other communications that are required or permitted to be given to a party under this Agreement shall be in writing and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission, to the address or facsimile number below. All such notices and communications shall be effective upon receipt of such delivery or facsimile transmission. The addresses and facsimile numbers of the parties shall be:

Tenant:

NeoStem Inc.
Attn:
840 Memorial Drive
Cambridge, MA 02139

FAX No.: 617-

With a copy to:

Boston, MA 02109

FAX No.: 617-

Lender:

Wells Fargo, N.A., as Master Servicer
Attn: Asset Administration
1320 Willow Pass Road, Ste 300
Concord, California 94520

FAX No.: 925-685-1259

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement.

4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.

4.4 Section Headings. Section headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof.

4.5 Attorneys' Fees. If any legal action, suit or proceeding is commenced between Tenant and Lender regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys' fees and court costs (including, without limitation, expert witness fees). As used herein, the term "prevailing party" shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

5. INCORPORATION. Exhibit A, the Owner's Consent is attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"LENDER"

BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14

By: Wells Fargo Bank, National Association, as Master Servicer under the Pooling and Servicing Agreement dated as of May 1, 2004, among Bear Stearns Commercial Mortgage Securities Inc., Wells Fargo Bank, National Association, Centerline Servicing Inc. (f/k/a Arcap Servicing Inc.), LaSalle Bank National Association and ABN AMRO Bank N.V.

By:______________________________
Name:____________________________
Title:_____________________________

STATE OF CALIFORNIA
COUNTY OF ____________________

On this _ day of ___________ 200_, before me, the undersigned notary public, personally appeared ____________________, the ____________________ of ______________, a California _________, and who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ____________________ (Seal)

"TENANT"

NeoStem Inc.

By: ______________________________

Its: ______________________________

COMMONWEALTH OF MASSACHUSETTS

_______________, ss.

On this _________ day of _______________, 20__, before me, the undersigned notary public, personally appeared _______________ as ___________ of NeoStem Inc., a Delaware Corporation, known to me or proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is subscribed to the preceding or attached document and acknowledged that he/she executed the same as his/her free act and deed and the free act and deed of said company, for the purposes therein contained.

____
Notary Public
My commission expires:

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

ALL SIGNATURES MUST BE ACKNOWLEDGED.

EXHIBIT A

OWNER'S CONSENT

The undersigned, which owns or is about to acquire the Property and the landlord's interest in the Lease, hereby consents to the execution of the foregoing SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, and to implementation of the agreements and transactions provided for therein.

"OWNER"

Rivertech Associates II, LLC

By: ______________________________

Its: ______________________________

COMMONWEALTH OF MASSACHUSETTS

_______________, ss.

On this ________ day of _______________, 20__, before me, the undersigned notary public, personally appeared _______________ as __________ of Rivertech Associates II, LLC, a Massachusetts limited liability corporation, known to me or proved to me through satisfactory evidence of identification, which was photographic identification with signature issued by a federal or state governmental agency, oath or affirmation of a credible witness, personal knowledge of the undersigned, to be the person whose name is subscribed to the preceding or attached document and acknowledged that he/she executed the same as his/her free act and deed and the free act and deed of said company, for the purposes therein contained.

____
Notary Public
My commission expires:

EXHIBIT B
(Description of Property)

EXHIBIT B to SUBORDINATION AGREEMENT AND ESTOPPEL, NON-DISTURBANCE AND ATTORNMENT AGREEMENT dated as of ______________________, executed by NeoStem Inc., as "Tenant", and BANK OF AMERICA, NATIONAL ASSOCIATION, as successor by merger to LASALLE BANK, NATIONAL ASSOCIATION, as Trustee for Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-TOP14 as "Lender".

All that certain land located in the County of Middlesex, State of Massachusetts, described as follows:

- - - - - - - - - - - - - - -

EXHIBIT C
Schedule of Sublandlord's Property

- - - - - - - - - - - - - - -

(Immediately Follows)

EXHIBIT C

D=Desk	L=Lateral File Cabinet	DB=Dry Erase Board
C=Chair	T=Table	GC=Guest Chairs
CZ=Credenza	B=Bookcase	MP=Mobile Pedestals
WB=Wall Bin	TB=Tackboard	LC= Lunch Chair

Room 101-COLLECTION ROOM
WB-101 (A) (B)
CZ-101
TB-101

Room 102
D-102
L-102
WB-102 (A)(B)
C-102
B-102
TB-102

Room 103- LG. CONF. ROOM
CZ-103
T-103
C-103 (1-9)

Room 104
L-104 (A)(B)
B-104
D-104
C-104
DB-104
TB-104
WB-104 (A)(B)
GC-104 (A)(B)

Room 105
DB-105
GC-106 (A)(B)
D-105
WB-105(A)(B)
L-105
B-105
C-105
TB-105

Room 106
L-106
DB-106
D-106
WB-106(A)(B)
GC-106(A)(B)
B-106
TB-106
C-106

Room 107
D-107
C-107
B-107
WB-107 (A)(B)
GC-107 (A)(B)
TB-107
DB-107
L-107

Room 108
B-108
GC-108 (A)(B)
D-108
WB-108 (A)(B)
TB-108
C-108
L-108
DB-108

Room 109-LUNCH ROOM
no office furniture

Room 110-EXAM ROOM
no office furniture

Room 100-ADMIN. STATION
D-100
L-100 (A)(B)C
WB-100 (A)(B)
C-100
TB-100

SUBLEASE

NEOSTEM, INC.,

As Sublandlord

AND

SEASIDE THERAPEUTICS, INC.,

As Subtenant

TABLE OF CONTENTS

This index is included only as a matter of convenience of reference and shall not be deemed or construed in any way to define or limit the scope of the above Sublease or the intent of any provision thereof.

Adam S. Brinch
Associate

CB Richard Ellis - N.E. Partners, LP

CBRE
CB RICHARD ELLIS

33 Arch Street, 28th Floor
Boston, MA 02110

T 617.912.7000
D 617.912.6997
F 617.912.7001
C 617.997.5955

adam.brinch@cbre-ne.com
www.cbre-ne.com

April 7, 2011

Mr. Bob Richards
President / Partner
Richards, Barry, Joyce & Partners
53 State Street, 37th Floor
Boston, MA 02462

Re: Proposal to Sublease – Space located at 840 Memorial Drive – Seaside Therapeutics, Inc.

Dear Bob:

On behalf of our client, Neostem, Inc., CB Richard Ellis is pleased to present the following proposal to sublease office space at 840 Memorial Drive, Cambridge, Massachusetts. The following details terms and conditions by which Neostem will enter into negotiations to sublease space in the subject property:

Subtenant:	Seaside Therapeutics, Inc.
Sublandlord:	Neostem, Inc.
Landlord:	Rivertech Associates II, LLC (c/o The Abbey Group) 575 Boylston Street Boston, MA 02116
Building:	The Building located at 840 Memorial Drive, Cambridge, Massachusetts.
Master Lease:	The fully executed lease document between the Landlord and the Sublandlord for the subject Premises.
Premises:	Approximately 3,500 rentable square feet (RSF) consisting of the office portion of Neostem's suite on the 4th floor of the Building per the attached floor plan. Exact square footage shall be mutually agreed upon by Sublandlord and Subtenant.
Use:	The Subtenant shall use the premises for office purposes only.
Commencement:	The later of June 1, 2011 and Landlord consent.
Term:	Approximately fifteen (15) months – through the balance of Sublandlord's lease term, which ends August 31, 2012.
Base Rental Rate:	$32.00 NNN per RSF, as is. This proposal is based on a net rental rate. As such, Subtenant shall pay in addition to Base Rental Rate, its pro rata share of allocable Real Estate Taxes, Operating Expenses and Electrical Utilities for the Building as provided below.
Real Estate Taxes:	Subtenant shall pay its pro-rata share of Real Estate Taxes. The historical real estate taxes, as volunteered by the Landlord in a recent proposal, levied against the land and building by the City of Cambridge are as follows: 2011: $4.89 per RSF 2010: $5.95 per RSF

2009: $5.70 per RSF

Operating Expenses: Subtenant shall pay its pro-rata share of Operating Expenses per the terms of the Master Lease. The historical Operating Expenses, as volunteered by the Landlord in a recent proposal, at the Building are as follows:

2009: $8.50 per RSF
2008: $8.50 per RSF

Electrical Utilities: Per terms of the Master Lease, Subtenant shall pay its pro-rata portion for shared electrical utilities.

Condition of Premises: Sublandlord shall deliver the space to the Subtenant demised, and in an "as is", broom clean condition.

At the commencement of the Sublease, subject to the terms of the Master Lease, Subtenant acknowledges and agrees that the electrical, plumbing and HVAC systems serving the Premises (1) are to be provided by the Landlord pursuant to the terms of the Master Lease and (2) it is the responsibility of the Landlord to comply with all applicable local, state and federal building laws, codes, ordinances, rules and regulations as provided in the Master Lease. Subtenant will be responsible for any licenses for their operations. Subtenant shall be responsible for maintenance and repairs of the Premises during the term of the Sublease to the same extent as Sublandlord was responsible for the same pursuant to the Master Lease. Subtenant acknowledges and agrees that Landlord, to the extent provided in the Master Lease shall maintain the base building systems throughout the term of the Sublease.

Subtenant shall comply with all provisions of the Master Lease that are applicable to the Sublandlord. Subtenant shall have the right to alter the premises with the prior written consent of the Sublandlord, which consent shall not be unreasonably withheld – subject to the terms and conditions of the Master Lease between the Landlord and Sublandlord which includes obtaining Landlord's consent pursuant to the terms of the Master Lease.

Janitorial: Subtenant shall be responsible for its own janitorial (cleaning and garbage, waste/debris removal) during the term of the Sublease.

Office Furniture: During the term of the sublease, Sublandlord will provide and Subtenant may use the office furniture to be separately scheduled by Sublandlord and disclosed to Subtenant prior to the execution of the Sublease, in each case, on an "as is" basis with all faults. Sublandlord makes no representations or warranties of any kind regarding the office furniture, whether express or implied. Subtenant shall maintain the office furniture in good order and repair subject to normal wear and tear and upon termination of the Sublease shall return such furniture to Sublandlord.

Parking: Subtenant shall, pursuant to Sublease, have Sublandlord's rights to six (6) of Landlord's parking spaces as provided in the Master Lease in the 840 Memorial Drive parking garage, at prevailing market rates as charged by Landlord per the Master Lease, currently $210 per space per month. Subtenant will be responsible for contacting Landlord directly for invoicing and billing of such six (6) parking spaces.

Directory Sign: At Subtenant's sole cost and expense, Subtenant shall have the right to signage on the building's tenant directory, the Subtenant's main entrance door and the common lobby area located on the 1st floor with the prior consent of the Sublandlord and Landlord.

RIS

Security Deposit:	Subtenant shall provide Sublandlord with a security deposit equal to ~~$10,000.00~~. two (2) month's rent.
Insurance	Subtenant shall maintain insurance in the amounts required by the Sublandlord pursuant to the Master Lease, naming the Sublandlord and Landlord as additional insureds and loss payees.
Brokerage:	All parties acknowledge that they have dealt with no other brokerage firm other than CB Richard Ellis and Richards Barry Joyce & Partners and that the Sublandlord will be responsible for paying all fees.
Contingencies:	The purpose of this proposal is to memorialize certain business points and the parties are not legally bound by its terms. The parties agree that this proposal is subject to the execution of a mutually acceptable sublease document subject to the terms and conditions of this proposal and to any other terms the parties may agree to and is further subject to the Landlord's consent.

If the foregoing terms are acceptable, please so indicate by signing the enclosed copy of this letter in the space provided below and returning it to the undersigned by 5:00 p.m. on Wednesday, April 13, 2011. If this letter is not signed by you and received by the undersigned by that time, this letter shall be void and have no further force and effect.

If you have questions or comments, please call me at (617) 912-6997.

Sincerely,

Adam S. Brinch
Associate

AGREED TO & ACCEPTED BY:
Seaside Therapeutics, Inc.

By: ____________________

Title: President and CEO

Date: 11 April 2011

AGREED TO & ACCEPTED BY:
Neostem, Inc.

By: ____________________

Title: CEO

Date: 11 April 2011

cc: Anthony Salerno, Neostem
Dr. Robert A. Preti,
George S. Goldberger
Curtis Cole, CBRE